UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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STEPAN COMPANY
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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STEPAN COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on April 26, 2016

at 9:00 a.m. (CDT)

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of STEPAN COMPANY (the “Company”) will be held at the Company’s Administrative and Research Center at Edens Expressway and Winnetka Road, Northfield, Illinois, on Tuesday, April 26, 2016, at 9:00 a.m. (CDT), for the following purposes:

1.	To elect three Directors to the Board of Directors each for a three-year term;
2.	To approve the material terms for qualified performance-based compensation under the Stepan Company 2011 Incentive Compensation Plan, As Amended;
3.	To approve an advisory resolution on the compensation of the Company’s named executive officers;
4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016; and
5.	To transact such other business as may properly come before the meeting.

The Board of Directors has designated the close of business on February 26, 2016, as the record date for determining the holders of the Company’s Common Stock entitled to notice of and to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 26, 2016.

The Proxy Statement and Annual Report to Stockholders, including Form 10-K for fiscal year 2015, are available at http://www.edocumentview.com/SCL.

Directions to the Annual Meeting of Stockholders are available at http://www.stepan.com, under “Investor Relations – Annual Meeting” for those stockholders who plan to attend the Annual Meeting.

By order of the Board of Directors,

JENNIFER ANSBRO HALE

Secretary

Northfield, Illinois

March 24, 2016

The Board of Directors extends a cordial invitation to all stockholders to attend the Annual Meeting. Whether or not you plan to attend the meeting, please mark, sign and mail the enclosed proxy card in the return envelope provided as promptly as possible.

As a reminder, brokers may not vote your shares for non-routine matters such as the election of directors, the approval of the material terms for qualified performance-based compensation under the Stepan Company 2011 Incentive Compensation Plan, As Amended, or the advisory vote to approve the compensation of the Company’s named executive officers (the “Say-on-Pay” vote), in the absence of your specific instructions as to how to vote. Therefore, we urge you to provide your broker with voting instructions by returning your proxy card so your vote for all proposals can be counted.

March 24, 2016

PROXY STATEMENT

For the Annual Meeting of Stockholders of

STEPAN COMPANY

Edens Expressway and Winnetka Road

Northfield, Illinois 60093

To be held at 9:00 a.m. (CDT) on April 26, 2016

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors, and the Company will bear the entire expense of solicitation. Such solicitation is being made by mail, and the Company’s officers and employees may solicit proxies from stockholders personally or by telephone, mail or other means. The Company will make arrangements with the brokers, custodians, nominees and other fiduciaries who request the forwarding of solicitation material to the beneficial owners of shares of the Company’s stock held of record by such brokers, custodians, nominees and other fiduciaries, and the Company will reimburse them for their reasonable out-of-pocket expenses.

At the close of business on February 26, 2016, the record date for the meeting, there were 22,296,906 shares of the Company’s Common Stock (“Common Stock”) outstanding, each share of which is entitled to one vote on each matter to be voted on at the meeting.

This proxy statement and proxy are first being distributed to stockholders commencing on or about March 24, 2016.

You may either vote “FOR,” “AGAINST” or “ABSTAIN” on each of the nominees for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals.

In connection with any other business that may properly come before the meeting, of which the Board of Directors is not currently aware, votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the individuals acting under the proxy.

If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purposes of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy.

If you vote to “ABSTAIN” with respect to a nominee for the Board of Directors or a proposal, your abstention has the same effect as a vote against that nominee or proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, custodian, nominee or other fiduciary, your shares with respect to such matters will not be voted on any non-routine matters and will be considered “broker non-votes.”   Non-routine matters include the election of directors, the approval of the material terms for qualified performance-based compensation under the Stepan Company 2011 Incentive Compensation Plan, As Amended, and the Say-on-Pay vote.  Your broker may vote your shares without instruction on the ratification of auditors.  Broker non-votes will be counted as present at the meeting for the purpose of determining a quorum.  Please instruct your broker or bank so your vote can be counted on all proposals.

The required quorum at the Annual Meeting is a majority of the outstanding shares of the Company’s voting stock as of the record date. In order to ensure the necessary quorum at the Annual Meeting, please mark, sign and return the enclosed proxy promptly in the envelope provided. No postage is required if mailed in the United States. Even if you sign and return your proxy, you are invited to attend the meeting.

The Company has adopted a procedure called “householding,” which the Securities and Exchange Commission (“SEC”) has approved. Under this procedure, the Company expects to deliver a single copy of the proxy materials to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. This procedure reduces the Company’s printing and mailing costs and the environmental impact of the Company’s annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or verbal request, the Company will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which the Company delivered a single copy of these documents. To receive a separate copy of the proxy materials, stockholders may write or call the Company at the following contact: Stepan Company, Secretary’s Office, Edens Expressway and Winnetka Road, Northfield, Illinois 60093; Telephone: (847) 446-7500.  Stockholders receiving multiple copies of the proxy materials despite sharing an address may request delivery of a single copy of future proxy materials by contacting their broker, if the shares are held in a brokerage account, or the Company at the foregoing address, if registered shares are held.

ELECTION OF DIRECTORS

Stockholders and the persons named in the enclosed proxy will vote, pursuant to the authority granted by the stockholder in the enclosed proxy, on the election of Messrs. Michael R. Boyce, F. Quinn Stepan and Edward J. Wehmer as Directors of the Company to hold office until the Annual Meeting of Stockholders to be held in the year 2019.

In the event any one or more of such nominees is unable to serve as Director, votes will be cast, pursuant to the authority granted in the enclosed proxy, for such person or persons as may be designated by the Board of Directors. The Board of Directors at this time is not aware of any nominee who is or will be unable to serve as Director, if elected.

Under the Company’s Amended and Restated By-laws, in an uncontested election Directors are elected by a majority of the votes cast by stockholders.  An uncontested election of Directors means an election for which the number of nominees does not exceed the number of Directors to be elected at the specific election.  An abstention will have the same effect as a vote against the nominee.

The Board of Directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the Annual Meeting of Stockholders in the year in which the term for their class expires.

Nominees for Director

The following table sets forth certain information about the nominees for Director:

Name of Nominee	Principal Occupation, Business Experience and Other Directorships During the Past Five Years, and Age	Year of First Selection as Director	Number and Percent of Shares of Common Stock Beneficially Owned (1)

Michael R. Boyce	Chairman of PQ Corporation, a global specialty chemical and catalyst company, since 2005. Chief Executive Officer of PQ Corporation from 2005 to May 2015. Chairman and Chief Executive Officer of Peak Investments, an operating and acquisition company, since 1998. Executive Chairman of Eco Services Operations LLC, an environmental and recycling company, since December 2014. Director of PQ Corporation, AAR Corp. and Eco Services Operations LLC. Age – 68	2010	10,403(2)	*
F. Quinn Stepan	Chairman of the Company since November 1984. Chief Executive Officer of the Company from November 1984 to December 2005. Director of Fermi Research Alliance, LLC, a joint partnership of the University of Chicago and the Universities Research Association, since January 2015. Age – 78	1967	1,596,583(3)	7.2%
Edward J. Wehmer	President, Chief Executive Officer and founder of Wintrust Financial Corporation, a financial services company, since May 1998. Prior to May 1998, President and Chief Operating Officer of Wintrust Financial Corporation since its formation in 1996. Director of Wintrust Financial Corporation. Involved in several charitable and professional organizations. Age – 61	2003	21,556(4)	*

* Less than one percent of outstanding shares of Common Stock.

(1)

Represents number of shares of Common Stock beneficially owned as of February 26, 2016. Number of shares for each Director includes (a) shares of Common Stock owned by the spouse of the Director and shares held by the Director or his or her spouse as trustee or custodian for the benefit of children and family members for which the Director or his or her spouse as trustee or custodian has voting or investment power, and (b) shares pledged as security by the Director or the Director’s family members.

(2)

Includes (a) 872 shares that the Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s incentive compensation plans, and (b) 711 shares credited to the Director’s account pursuant to the Company’s incentive compensation plans.

(3)	See Note (3) to table under Security Ownership – Security Ownership of Certain Beneficial Owners.
(4)	Includes 9,756 shares credited to the Director’s account pursuant to the Company’s incentive compensation plans.

PROPOSAL: The Board of Directors recommends that the stockholders vote FOR the election of Messrs. Michael R. Boyce, F. Quinn Stepan and Edward J. Wehmer to the Board of Directors each for a three-year term.

Directors Whose Terms Continue

The following table sets forth certain information about those Directors who are not up for election as their respective term of office does not expire this year:

Name of Director	Principal Occupation, Business Experience and Other Directorships During the Past Five Years, and Age	Year of First Selection as Director	Term Expires	Number and Percent of Shares of Common Stock Beneficially Owned(1)

Randall S. Dearth	Chairman, President and Chief Executive Officer of Calgon Carbon Corporation, a global manufacturer of activated carbon and innovative treatment systems, since May 2014. President and Chief Executive Officer of Calgon Carbon Corporation from 2012 to May 2014. President and Chief Executive Officer of LANXESS Corporation, a global chemicals manufacturer, from 2004 to 2012. Director of Calgon Carbon Corporation. Age – 52	2012	2018	6,669(2)	*
Joaquin Delgado	Executive Vice President, Health Care Business Group of 3M Company, a global diversified technology company, since 2012. Executive Vice President, Electro and Communications Business of 3M Company, from 2009 to 2012. Vice President and General Manager, Electronic Markets Materials Division of 3M Company, from 2007 to 2009. Vice President, Research and Development and New Business Ventures, Consumer and Office Business of 3M Company, from 2005 to 2007. President of 3M Korea Ltd. from 2003 to 2005. Age – 56	2011	2017	6,320	*
Gregory E. Lawton	Consultant. President and Chief Executive Officer of JohnsonDiversey, Inc., a manufacturer of cleaning products, from October 2000 to February 2006. From January 1999 to September 2000, President and Chief Operating Officer of Johnson Wax Professional. President of NuTone, Inc., a subsidiary of Williams plc based in Cincinnati, Ohio from 1994 to 1998. From 1989 to 1994, served with Procter & Gamble as Vice President and General Manager of several consumer product groups. Director of General Cable and American Trim. Age – 65	2006	2018	22,473(3)	*
Jan Stern Reed	Senior Vice President, General Counsel and Corporate Secretary of Walgreens Boots Alliance, Inc., a global pharmacy-led, health and wellbeing enterprise, from February 2015 to February 2016. Senior Vice President, General Counsel and Secretary of Walgreen Co. from October 2014 to February 2016. Corporate Vice President and Deputy General Counsel of Walgreens from February 2013 to October 2014. Executive Vice President of Human Resources, General Counsel and Secretary of Solo Cup Company from December 2004 to September 2012. Age – 56	2015	2018	1,000	*
F. Quinn Stepan, Jr.	President and Chief Executive Officer of the Company since January 2006. President and Chief Operating Officer of the Company from February 1999 to December 2005. Director of Follett Corporation from February 2005 to July 2011. Age – 55	1999	2017	1,301,490(4)(5)	5.8%

* Less than one percent of outstanding shares of Common Stock.

(1)	See Note (1) to table under Nominees for Director.

(2)	Includes 1,193 shares credited to the Director’s account pursuant to the Stepan Company Directors Deferred Compensation Plan Amended and Restated as of January 1, 2012.
(3)	Includes 5,421 shares credited to the Director’s account pursuant to the Company’s incentive compensation plans.
(4)

Includes 442,047 shares held by the Company’s qualified plans and deemed beneficially owned by the Plan Committee, of which Scott D. Beamer, Gregory Servatius and F. Quinn Stepan, Jr. are members and employees of the Company. The Plan Committee selects the investment manager of the Stepan Company Trust for Qualified Plans under the terms of a Trust Agreement effective December 1, 2011, with Bank of America, N.A. (“Bank of America”). Bank of America expressly disclaims any beneficial ownership in the securities of this plan.

(5)

Includes (a) 210,888 shares that F. Quinn Stepan, Jr. has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s incentive compensation plans, (b) 10,615 shares of Common Stock allocated to F. Quinn Stepan, Jr. under the Employee Stock Ownership Plan II (“ESOP II”), and (c) 96,624 shares credited to F. Quinn Stepan, Jr.’s stock account under the Management Incentive Plan (As Amended and Restated Effective January 1, 2015), (the “Management Incentive Plan”). Amounts credited to an employee’s stock account will be paid to the employee at the time of separation of service from the Company as the employee has elected under the provisions of the Management Incentive Plan.

Family Relationships

F. Quinn Stepan, Jr. is the son of F. Quinn Stepan.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

As of February 26, 2016, the following persons were the only persons known to the Company to beneficially own more than five percent of the Company’s Common Stock:

Name and Address	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares of Common Stock
BlackRock, Inc. (1)	1,850,341	8.3%
The Vanguard Group, Inc. (2)	1,654,438	7.4%
F. Quinn Stepan (3)	1,596,583	7.2%

(1)

As reported in a Schedule 13G/A filed with the SEC on January 27, 2016, by BlackRock, Inc. (“BlackRock”), a parent holding company, 55 East 52nd Street, New York, New York, 10055. In the Schedule 13G/A, BlackRock reported that, as of December 31, 2015, it had sole voting power as to 1,802,236 shares and sole dispositive power as to 1,850,341 shares.

(2)

As reported in a Schedule 13G/A filed with the SEC on February 10, 2016, by The Vanguard Group, Inc. (“Vanguard”), an investment adviser, 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355. In the Schedule 13G/A, Vanguard reported that, as of December 31, 2015, it had sole voting power as to 33,195 shares, shared voting power as to 2,000 shares, sole dispositive power as to 1,620,643 shares, and shared dispositive power as to 33,795 shares.

(3)

Represents number of shares beneficially owned as of February 26, 2016, and includes (a) 48,129 shares of Common Stock allocated to Mr. Stepan under ESOP II, (b) 420,463 shares of Common Stock credited to Mr. Stepan’s stock account under the Management Incentive Plan, (c) 211,938 shares of Common Stock pledged as security for one bank loan agreement, and (d) 530,542 shares of Common Stock held by Stepan Venture II, a family-owned limited partnership for which Mr. Stepan is the managing member of the sole general partner, of which 507,408 shares of Common Stock are pledged as security for one bank loan agreement.  The address for Mr. Stepan is c/o Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.

Security Ownership of Management

The following table sets forth, as of the close of business on February 26, 2016, the security ownership of each Executive Officer listed in the Summary Compensation Table in this proxy statement, each Director and nominee for Director, and all Directors and Executive Officers as a group:

Name	Number and Percent of Shares of Common Stock Beneficially Owned (1)

Scott D. Beamer	452,179	(2)	2.0%
Scott R. Behrens	18,345	(3)	*
Arthur W. Mergner	22,795	(4)	*
F. Quinn Stepan	1,596,583	(5)	7.2%
F. Quinn Stepan, Jr.	1,301,490	(6)	5.8%
Michael R. Boyce.	10,403	(7)	*
Randall S. Dearth	6,669	(8)	*
Joaquin Delgado	6,320		*
Gregory E. Lawton	22,473	(9)	*
Jan Stern Reed	1,000		*
Edward J. Wehmer	21,556	(10)	*
All Directors and Executive Officers (11)	3,203,348		14.4%

* Less than one percent of outstanding shares of Common Stock.

(1)

Number of shares for each Director, nominee for Director, and Executive Officer (and all Directors and Executive Officers as a group) includes (a) shares of Common Stock owned by the spouse of each Director, nominee for Director, or Executive Officer, and shares held by each Director, nominee for Director, or Executive Officer, or such person’s spouse as trustee or custodian for the benefit of children and family members if such trustee or custodian has voting or investment power, (b) shares of Common Stock that may be acquired within 60 days through the exercise of stock options granted pursuant to the Company’s incentive compensation plans, and (c) shares pledged as security by such Director, nominee for Director, or Executive Officer, or such person’s family members.

(2)

Includes (a) 317 shares of Common Stock allocated to Scott D. Beamer under ESOP II, (b) 4,383 shares that Scott D. Beamer has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s incentive compensation plans, and (c) 442,047 shares in the Company’s qualified plans and deemed beneficially owned by the Plan Committee, of which Scott D. Beamer, Gregory Servatius and F. Quinn Stepan, Jr. are members and employees of the Company. The Plan Committee selects the investment manager of the Stepan Company Trust for Qualified Plans under the terms of a Trust Agreement effective December 1, 2011, with Bank of America. Bank of America expressly disclaims any beneficial ownership in the securities of this plan.

(3)

Includes (a) 3,186 shares of Common Stock allocated to Scott R. Behrens under ESOP II, (b) 2,862 shares that Scott R. Behrens has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s incentive compensation plans, and (c) 8,569 shares credited to Scott R. Behrens’ stock account under the Management Incentive Plan.

(4)

Includes (a) 5,929 shares of Common Stock allocated to Arthur W. Mergner  under ESOP II, and (b) 11,866 shares that Arthur W. Mergner has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s incentive compensation plans.

(5)	See Note (3) to table under Nominees for Director.
(6)	See Notes (4) and (5) to table under Directors Whose Terms Continue.
(7)	See Note (2) to table under Nominees for Director.
(8)	See Note (2) to table under Directors Whose Terms Continue.
(9)	See Note (3) to table under Directors Whose Terms Continue.
(10)	See Note (4) to table under Nominees for Director.
(11)

As of February 26, 2016, Company-employed Directors and Executive Officers as a group had the right to acquire 290,612 shares of Common Stock under stock options exercisable within 60 days, 84,799 shares of Common Stock allocated to them under ESOP II, and 532,223 shares of Common Stock credited to their stock accounts under the Management Incentive Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015, about the Company’s securities that may be issued under the Company’s existing equity compensation plans, all of which have been approved by the stockholders:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	890,114(1)	$37.76	1,624,462
Equity compensation plans not approved by security holders	—	—	—
Total	890,114	$37.76	1,624,462

(1)    Includes unvested stock awards as awarded by the Compensation and Development Committee of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company’s Executive Officers, Directors, and persons who own more than 10 percent of the Common Stock, to file reports of beneficial ownership and changes in beneficial ownership of Common Stock with the SEC. Based solely upon a review of such reports filed with the SEC and written representations from certain reporting persons, the Company believes that all such required reports have been timely filed.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Approving Related Person Transactions

The Company adopted a written policy entitled “Stepan Company Related Party Transactions Policy and Procedures” which was initially approved by the Audit Committee of the Board of Directors in February 2007, and has been annually reviewed by the Audit Committee at each subsequent February meeting and last amended in February 2014 (“Related Party Transactions Policy”). This policy applies to transactions (“Related Party Transactions”) involving the Company and a Related Party, which is defined as a person or entity who is a Company executive officer, Director, nominee for election as a Director, beneficial owner of 5% or more of the Company’s stock, or immediate family member of these persons. The Related Party Transactions Policy states that the Company will enter into or ratify Related Party Transactions only when the Board of Directors, acting through the Audit Committee or as otherwise set forth in the Related Party Transactions Policy, approves the Related Party Transaction after determining that it is in, or is not inconsistent with, the best interests of the Company and its stockholders. The Audit Committee will review the material facts of all Related Party Transactions pursuant to the Related Party Transactions Policy, as discussed below, in order to make such determination and to decide whether to approve or disapprove such Related Party Transaction. No Director may participate in any discussion involving the approval of a Related Party Transaction for which he or she is a Related Party, except that the Director must provide any material information concerning the Related Party Transaction requested by the Audit Committee.

As set forth in the Related Party Transactions Policy, the Audit Committee has reviewed and approved certain types of Related Party Transactions and determined that the following types of Related Party Transactions will be generally deemed to be pre-approved under the terms of the Related Party Transactions Policy without further review by the Audit Committee: employment of executive officers; director compensation/reimbursement; transactions where all employees or stockholders receive proportional benefits; transactions with another company at which a Related Party’s only relationship is as an employee (other than as an executive officer), director of that company or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues; and certain Company contributions to charitable or non-profit organizations if the Related Party’s only relationship is as an employee (other than as an executive officer) or a director or acting in a similar capacity at that organization, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that organization’s total annual receipts. In addition, the Board of Directors has delegated to the Audit Committee Chairman the authority to approve or ratify any Related Party Transaction with a Related Party in which the aggregate amount involved is expected to be less than $120,000. All other Related Party Transactions must be approved by the Audit Committee pursuant to the procedures discussed below.

At each calendar year’s first regularly scheduled Audit Committee meeting, the Company’s management submits for the Audit Committee’s consideration any proposed Related Party Transaction during that calendar year, including the proposed aggregate value of such transaction, as applicable. After the first calendar year meeting, any additional proposed Related Party Transactions must be submitted to the Audit Committee for approval. If the Audit Committee determines that a proposed transaction exceeds $120,000 and is a Related Party Transaction that requires review and approval by the Audit Committee, the proposed Related Party Transaction and relevant factors are reviewed by the Audit Committee. Relevant factors considered by the Audit Committee in its evaluation of a Related Party Transaction include the Related Party’s relationship to the Company and the Related Party’s interest in the transaction; the material facts of the proposed Related Party Transaction, including the proposed aggregate value of the transaction; the benefits to the Company of the proposed Related Party Transaction; if applicable, the availability of other sources of comparable products or services; and an assessment of whether the terms of the proposed Related Party Transaction are comparable to the terms available to an unrelated third party or to employees generally, as applicable. For ongoing transactions, the Audit Committee takes into consideration the Company’s contractual obligations under the transactions and, based on all available relevant facts and circumstances, determines if the Related Party Transaction remains in the best interests of the Company and its stockholders. After review, the Audit Committee approves or disapproves such transactions and at each subsequently scheduled meeting, the Company updates the Audit Committee as to any material change to those transactions.

In the event the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel becomes aware of a Related Party Transaction that has not been previously approved or ratified pursuant to the Related Party Transactions Policy, if the transaction is pending, it is submitted to the Audit Committee promptly for its review based on the factors above. Based on its conclusions, the Audit Committee evaluates all options, including ratification, amendment or termination of the Related Party Transaction. If the transaction is ongoing or has been completed, the Audit Committee evaluates the transaction, taking into account the same factors described above, to determine if rescission of the transaction is appropriate and requests that the General Counsel evaluate the Company’s controls and procedures to determine why the transaction was not submitted to the Audit Committee for prior approval pursuant to the Related Party Transactions Policy and whether any changes to these procedures are recommended.

Transactions with Related Persons, Promoters and Certain Control Persons

Mr. Richard Stepan (son of F. Quinn Stepan and brother of F. Quinn Stepan, Jr.) is a current Company employee at the Company’s Northfield, Illinois offices. Mr. Richard Stepan is neither a Company officer nor a Director or nominee for Director. As an employee of the Company, Mr. Richard Stepan receives a base salary, short-term and long-term incentive compensation as appropriate for his position, other regular and customary employee benefits generally available to all Company employees, and is eligible for other limited perquisites. With respect to fiscal 2015, Mr. Richard Stepan was paid a base salary of $169,810 and a bonus/short-term incentive compensation of $74,050, participated in other regular and customary employee benefit programs generally available to all Company employees and used one Company-owned property for personal use. In addition, pursuant to the Stepan Company 2011 Incentive Compensation Plan, a $55,000 long-term incentive award of stock options, stock appreciation rights and performance shares was granted to Mr. Richard Stepan in February 2016. Pursuant to the Company’s Related Party Transactions Policy, the Audit Committee has reviewed this transaction and has determined that it is in the best interests of the Company and its stockholders to permit the Company to continue to employ Mr. Richard Stepan. Accordingly, the Audit Committee has approved this transaction under the Related Party Transactions Policy pursuant to the procedures described above.

Mr. John V. Venegoni is a former executive officer of the Company who retired from the Company in September 2014. On September 5, 2014, Mr. Venegoni and the Company entered into a Consulting Agreement wherein Mr. Venegoni agreed to provide certain consulting services on special projects for the Company. The Consulting Agreement provides that Mr. Venegoni will be paid a base fee of $60,000 for the consulting services and an additional success fee of up to $60,000 if certain strategic objectives are achieved. Mr. Venegoni is also entitled to reimbursement of reasonable out-of-pocket expenses incurred by him in connection with providing the consulting services. With respect to fiscal 2015, the Company paid Mr. Venegoni $70,000 for his consulting services.  The Consulting Agreement was amended in 2015 to extend the term to March 31, 2016, and to increase the total base fee amount from $60,000 to $90,000.  Pursuant to the Company’s Related Party Transactions Policy, the Audit Committee has reviewed this transaction and has determined that it is in the best interests of the Company and its stockholders to permit the Company to continue to retain Mr. Venegoni as provided in the Consulting Agreement. Accordingly, the Audit Committee has approved this transaction under the Related Party Transactions Policy pursuant to the procedures described above.

Corporate Governance Principles and Board Matters

Corporate Governance Guidelines and Code of Conduct

The Company is committed to having sound corporate governance principles and has adopted Corporate Governance Guidelines and a Code of Conduct to maintain those principles. The Company’s Code of Conduct applies to all of the Company’s officers, directors and employees, including the Company’s Chief Executive Officer and Chief Financial Officer. The Company’s Corporate Governance Guidelines and Code of Conduct are available at http://www.stepan.com, under “Investor Relations – Corporate Governance.” Stockholders may also request a free printed copy of the Company’s Corporate Governance Guidelines and Code of Conduct by contacting the Company’s Secretary at Stepan Company, Secretary’s Office, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation and Development Committee, and Nominating and Corporate Governance Committee. All three committees are composed entirely of independent directors in accordance with the rules of the New York Stock Exchange and as described below under “Director Independence.”

●	Audit Committee

The responsibilities of the Audit Committee include annual selection and engagement of the Company’s independent registered public accounting firm, meeting with the Company’s independent registered public accounting firm before the year-end audit to review the proposed fees and scope of work of the audit, meeting with the Company’s independent registered public accounting firm at the completion of the year-end audit to review the results of the audits of the Company’s financial statements and internal control over financial reporting, meeting with the Company’s independent registered public accounting firm prior to the Company’s filing of each quarterly report on Form 10-Q and the annual report on Form 10-K, review of the independent registered public accounting firm’s communication setting forth findings and suggestions regarding internal controls, financial policies and procedures and management’s response to that communication, review of the internal audit program of the Company, review of unusual or significant financial transactions, review and approval or disapproval of Related Party Transactions pursuant to the Company’s Related Party Transactions Policy, and preparation of an Audit Committee report as required by the SEC to be included in this proxy statement.  The Audit Committee held eighteen meetings in 2015.

The members of the Audit Committee in 2015 were Mr. Boyce, Mr. Dearth, Dr. Delgado, Mr. Lawton, Ms. Reed (elected October 20, 2015) and Mr. Wehmer (Chairman), all of whom are independent directors in accordance with the rules of the New York Stock Exchange and the SEC and as described below under “Director Independence.” The Board of Directors has determined that Mr. Wehmer is qualified as an Audit Committee financial expert within the meaning of SEC regulations. In addition, the Board of Directors has determined that Mr. Wehmer has accounting and related financial management expertise within the meaning of the rules of the New York Stock Exchange. None of the Audit Committee members serves on the audit committee of more than two public companies.

The report of the Audit Committee is included in this proxy statement. The charter of the Audit Committee is available at http://www.stepan.com, under “Investor Relations – Corporate Governance.” Stockholders may also request a free printed copy of the charter by contacting the Company’s Secretary at Stepan Company, Secretary’s Office, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.

●	Compensation and Development Committee

The responsibilities of the Compensation and Development Committee include reviewing and, if appropriate, adjusting the salaries of the executive officers of the Company annually, approving all management incentive awards, approving proposed grants of stock awards, providing advice to the Company regarding executive development and succession planning, providing advice and recommendations for director compensation, approving the Company’s Compensation Discussion and Analysis, and preparing the Compensation and Development Committee Report as required by the SEC to be included in this proxy statement.   The Compensation and Development Committee held three meetings in 2015.

The members of the Compensation and Development Committee in 2015 were Mr. Boyce, Mr. Dearth, Dr. Delgado, Mr. Lawton (Chairman), Ms. Reed (elected October 20, 2015) and Mr. Wehmer, all of whom are independent directors in accordance with the rules of the New York Stock Exchange and as described below under “Director Independence.” Both the Compensation Discussion and Analysis and the Compensation and Development Committee Report are included in this proxy statement. The charter of the Compensation and Development Committee is available at http://www.stepan.com, under “Investor Relations – Corporate

Governance.” Stockholders may also request a free printed copy of the charter by contacting the Company’s Secretary at Stepan Company, Secretary’s Office, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.

●	Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee include assisting the Board of Directors by identifying individuals qualified to become board members and recommending to the Board of Directors the Director nominees for election to the Board of Directors, developing and recommending to the Board of Directors the guidelines for corporate governance applicable to the Company, leading the Board of Directors in its annual review of the Board of Directors’ performance, and recommending the members for each Board committee.   The Nominating and Corporate Governance Committee held three meetings in 2015.

The members of the Nominating and Corporate Governance Committee in 2015 were Mr. Boyce (Chairman), Mr. Dearth, Dr. Delgado, Mr. Lawton, Ms. Reed (elected October 20, 2015) and Mr. Wehmer, all of whom are independent directors in accordance with the rules of the New York Stock Exchange and as described below under “Director Independence.” The charter of the Nominating and Corporate Governance Committee is available at http://www.stepan.com, under “Investor Relations – Corporate Governance.” Stockholders may also request a free printed copy of the charter by contacting the Company’s Secretary at Stepan Company, Secretary’s Office, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.

The Nominating and Corporate Governance Committee annually reports an assessment of the Board of Directors’ performance to the Board of Directors. The Chairman of the Nominating and Corporate Governance Committee initially discusses the assessment with the Chairman, and if desired by any Director, the assessments are also discussed at Executive Sessions of the non-management Directors. This assessment evaluates the Board of Directors’ contribution to the Company in its entirety and reviews areas in which the Board of Directors and/or management believe a stronger contribution could be made. The Nominating and Corporate Governance Committee is responsible for evaluating the performance of current members of the Board of Directors at the time they are considered for re-nomination to the Board of Directors.

Board Meetings and Attendance

During 2015, there were five regular meetings of the Board of Directors. During 2015, all of the Directors attended greater than 75 percent of the total number of meetings of the Board of Directors and the meetings of committees of the Board of Directors of which each Director was a member. While all Directors are encouraged to attend, the Company does not have a formal policy requiring attendance at the Company’s Annual Meeting of Stockholders. All Directors attended the 2015 Annual Meeting of Stockholders and are currently expected to attend the 2016 Annual Meeting of Stockholders.

Director Nomination Process

It is the policy of the Nominating and Corporate Governance Committee to consider candidates recommended by stockholders for membership on the Board of Directors. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors to address the membership criteria. Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee must comply with the requirements set forth in the Company’s By-laws. Among other things, a stockholder must give written notice containing the information required by the Company’s By-laws to the Secretary of the Company at Stepan Company, Secretary’s Office, Edens Expressway and Winnetka Road, Northfield, Illinois 60093. The deadline to submit a director recommendation for the 2017 Annual Meeting of Stockholders is set forth in the “2017 Stockholder Proposals” section below. The Secretary delivers all correspondence to the Nominating and Corporate Governance Committee Chairman without first screening the correspondence.

The Corporate Governance Guidelines contain the Board of Directors’ membership criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on the Board of Directors. Under these criteria, members of the Board of Directors should possess qualities that include strength of character, an inquiring and independent mind, practical wisdom and mature judgment. In addition to these qualities, Director nominees should also possess recognized achievement, an ability to contribute to some aspect of the Company’s business, and the willingness to make the commitment of time and effort required of a Director. The Nominating and Corporate Governance Committee’s process for identifying and evaluating Director nominees includes recommendations by stockholders, non-management Directors and executive officers, a review and background check of specific candidates, an assessment of the candidate’s independence under the director independence standards described below, and interviews of Director candidates by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s evaluation of a nominee recommended by a stockholder would consider the general criteria and required information previously described in this section, and any other factors the Nominating and Corporate Governance Committee deems relevant.

Ms. Reed was elected as a Director by the Board of Directors on October 20, 2015, following an increase in the size of the Board of Directors.  Ms. Reed’s election was also reviewed and approved by the Nominating and Corporate Governance Committee and she was assigned to Class II of the Board of Directors.  The next election of Class II Directors will be at the 2018 Annual Meeting of Stockholders.  In addition, Messrs. Boyce, Stepan and Wehmer are current Directors who were previously elected by the stockholders. The terms for Messrs. Boyce, Stepan and Wehmer expire in 2016. The nominations of Messrs. Boyce, Stepan and Wehmer to stand for election for a three-year term at the 2016 Annual Meeting of Stockholders have each been reviewed and approved by the Nominating and Corporate Governance Committee and the Board of Directors.

Board Diversity

The Board of Directors does not have a formal policy with respect to diversity. However, in identifying Director nominees, the Nominating and Corporate Governance Committee and the Board of Directors consider a broad definition of diversity, including but not limited to, diversity of professional experience, education and skills. For example, the Nominating and Corporate Governance Committee and the Board of Directors have considered operational experience, international experience, technical experience, financial experience, and experience related to the Company’s current product lines and industries. If the Nominating and Corporate Governance Committee utilizes an outside search firm to identify Director nominees, it instructs the search firm to consider broadly-defined diversity in identifying potential nominees.

Director Independence

For purposes of determining director independence, the Company has adopted the following standards in compliance with the New York Stock Exchange director independence standards as currently in effect. No Director qualifies as “independent” unless the Board of Directors affirmatively determines that the Director has no material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries). In addition, a Director is not independent if:

●	The Director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;
●

The Director, or an immediate family member, has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

●

(A) The Director is a current partner or employee of a firm that is the Company’s internal auditor or independent registered public accounting firm; (B) the Director has an immediate family member who is a current partner of such a firm; (C) the Director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

●

The Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

●

The Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Under the New York Stock Exchange rules and the Company’s Corporate Governance Guidelines, at least a majority of the Company’s Directors and each member of the Audit Committee, Compensation and Development Committee, and Nominating and Corporate Governance Committee must meet the independence standards set forth above. The Board of Directors has determined that each of Mr. Michael R. Boyce, Mr. Randall S. Dearth, Dr. Joaquin Delgado, Mr. Gregory E. Lawton, Ms. Jan Stern Reed and Mr. Edward J. Wehmer has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent under the standards set forth above. In addition, the Board of Directors has determined that each member of the Audit Committee and each member of the Compensation and Development Committee meets the additional independence standards and financial literacy requirements required for audit committee members and compensation committee members, as applicable, established by SEC rules and regulations and the New York Stock Exchange rules.

Mr. F. Quinn Stepan and Mr. F. Quinn Stepan, Jr. are not deemed independent under the rules of the New York Stock Exchange since Mr. F. Quinn Stepan has served as the Chairman of the Company since November 1984 and Mr. F. Quinn Stepan, Jr. has served as the President and Chief Executive Officer of the Company since January 2006.

Board Leadership Structure

The Board of Directors regularly reviews its leadership structure in light of the Company’s then current needs, trends, internal assessments of Board effectiveness, and other factors. The Board of Directors does not have a policy regarding the separation of the roles of the Chief Executive Officer and the Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. At this time, the Company separates the Chief Executive Officer and Chairman positions. The Company’s Chief Executive Officer is responsible for the Company’s day-to-day operations and strategic planning. In addition to chairing the Board of Directors, the Chairman provides strategic advice based on his extensive industry experience and knowledge of the Company’s operations. The Board of Directors believes that it benefits from the Chairman’s experience and expertise in the Company’s industry and business, as well as the Chief Executive Officer’s understanding of the Company’s ongoing operations.

While the Board of Directors does not have a Lead Director, the independent directors regularly meet in Executive Sessions without the Chairman, the Chief Executive Officer or management present in accordance with the Company’s Corporate Governance Guidelines.

Director Qualifications

All Directors and nominees for Director possess strong executive leadership experience based on their individual experience from their positions as executives of various corporations. Certain individual qualifications and skills of each Director and nominee for Director that were considered in determining that such individual should serve as a member of the Board of Directors are as follows:

●

Mr. F. Quinn Stepan: Mr. Stepan has served as Chairman of the Company since 1984. In his over 50-year career with the Company, Mr. Stepan has held numerous positions, including Chief Executive Officer. In addition, Mr. Stepan is a director of Fermi Research Alliance, LLC, a joint partnership of the University of Chicago and the Universities Research Association. Mr. Stepan’s experience as the Company’s former Chief Executive Officer provides the Board of Directors with extensive knowledge of the Company’s history and its operations and strategy.

●

Mr. F. Quinn Stepan, Jr.: Mr. Stepan, Jr. serves as the President and Chief Executive Officer of the Company, a position he has held since 2006. In his over 30-year career with the Company, Mr. Stepan, Jr. has served in a number of positions of increasing responsibility and in a variety of functions within the Company’s operations. Mr. Stepan, Jr.’s day-to-day strategic leadership provides the Board of Directors with extensive knowledge of the Company’s operations.

●

Mr. Michael R. Boyce: Mr. Boyce is the Chairman of PQ Corporation, a global specialty chemical and catalyst company. Mr. Boyce is also the Chairman and Chief Executive Officer of Peak Investments, an operating and acquisition company, and the Executive Chairman of Eco Services Operations LLC, an environmental and recycling company. Mr. Boyce also serves as a director for PQ Corporation, AAR Corp. and Eco Services Operations LLC. Mr. Boyce provides the Board of Directors with global executive leadership in the chemical industry as well as expertise in strategic business matters.

●

Mr. Randall S. Dearth: Mr. Dearth is the Chairman, President and Chief Executive Officer of Calgon Carbon Corporation, a global manufacturer of activated carbon and innovative treatment systems. Mr. Dearth also serves as a director for Calgon Carbon. Prior to Calgon Carbon, Mr. Dearth served as the President and Chief Executive Officer of LANXESS Corporation, a global chemicals manufacturer. Mr. Dearth provides the Board of Directors with global executive leadership in the chemical industry and a global perspective on European leadership, strategy and business conditions.

●

Dr. Joaquin Delgado: Dr. Delgado is the Executive Vice President, Health Care Business Group of 3M Company, a global diversified technology company. Dr. Delgado has also held other executive leadership positions at 3M. Dr. Delgado provides the Board of Directors with expertise in innovation and current global business and operational experience.

●

Mr. Gregory E. Lawton: Mr. Lawton is the former President and Chief Executive Officer of JohnsonDiversey, a leading global provider of cleaning and hygiene solutions to the institutional and industrial marketplace. Mr. Lawton previously held various leadership roles at other companies and also serves as a director for General Cable and American Trim. Mr. Lawton provides the Board of Directors with global expertise and executive leadership from the consumer products industry, and extensive experience with employee development.

●

Ms. Jan Stern Reed: Ms. Reed is the former Senior Vice President, General Counsel and Corporate Secretary of Walgreens Boots Alliance, Inc., a global pharmacy-led, health and wellbeing enterprise, as well as the former Senior Vice President, General Counsel and Secretary of Walgreen Co.  Prior to Walgreens, Ms. Reed was the Executive Vice President of Human Resources, General Counsel and Secretary of Solo Cup Company.  Ms. Reed provides the Board of Directors with global executive leadership in legal, corporate governance and strategic business matters as well as extensive experience with acquisitions and employee development.

●

Mr. Edward J. Wehmer: Mr. Wehmer is the President and Chief Executive Officer of Wintrust Financial Corporation, a financial services company. Mr. Wehmer is also a Certified Public Accountant and serves as a director for Wintrust Financial Corporation. Mr. Wehmer provides the Board of Directors with expertise in strategic, financial, banking and accounting matters. Mr. Wehmer also has extensive experience with acquisitions.

Risk Management

The Board of Directors takes an active role in overseeing the Company’s financial and non-financial risks. The Audit Committee, which is chaired by Mr. Wehmer, takes a lead role in overseeing Company risks. The Audit Committee receives reports from the Company’s Director of Internal Audit, the Chief Financial Officer, and the General Counsel, all of whom are responsible for various aspects of the Company’s risk management. The Director of Internal Audit reports directly to the Audit Committee. The Audit Committee meets with the Company’s external auditors, separately from management.

The Compensation and Development Committee, which is chaired by Mr. Lawton, takes the lead role in overseeing the management of risks as they relate to the Company’s compensation policies and practices. For 2015, the Compensation and Development Committee reviewed these compensation policies and practices and did not identify any risks that are reasonably likely to have a material adverse effect on the Company.

Executive Sessions

Executive Sessions of non-management Directors are held at least two times per year. At least one of the Executive Sessions each year is limited to the Company’s independent Directors. Executive Sessions are generally held by the independent Directors after every regular Board of Directors meeting and after most Board committee meetings. The Executive Sessions after all regular Board of Directors meetings are scheduled and chaired by the Chairman of the Nominating and Corporate Governance Committee. Any non-management Director can request that additional Executive Sessions be scheduled. In 2015, four Executive Sessions without management were held by the independent Directors and chaired by Mr. Boyce. In addition, Executive Sessions were also held after many Board committee meetings during 2015 and were chaired by the respective chairman of the Board committee.

Communication with the Board

A stockholder may communicate with the Board of Directors by writing c/o Secretary’s Office, Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093. Mail addressed to a specific Director or Board committee will be delivered to that Director or Board committee. The Secretary delivers all correspondence without first screening the correspondence.

Compensation Committee Interlocks and Insider Participation

None.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary of Executive Compensation in 2015

In 2015, the Company and the Compensation and Development Committee of the Board of Directors (defined within this Compensation Discussion and Analysis section as the “Committee”) applied the compensation policies and principles described in this Compensation Discussion and Analysis in determining compensation for the individuals named in the Summary Compensation Table.  Those individuals are referred to herein as the named executive officers (“NEOs”).  Specifically:

•	Base salary was benchmarked and determined to be consistent with similar positions in similar industries.
•	Incentive pay was directly connected to Company and individual performance.
•	All NEOs were in compliance with the Company’s stock ownership requirements.
•

In most cases, the types of compensation and benefits provided to the NEOs by the Company are the same as those provided to the Company’s other executives.  The limited amount of benefits and perquisites offered to the NEOs is common to many companies and was reasonable in both nature and amount.  The Company believes it needed to offer the level of 2015 executive compensation, benefits and perquisites as part of its total reward components to attract, motivate and retain talented executives in a competitive staffing environment.  After considering all components of the total compensation paid to the NEOs in 2015, the Committee has determined that the 2015 NEO compensation was competitive and reasonable.

•

For the fifth consecutive year, the Company’s advisory Say-on-Pay vote was supported by the stockholders with the approval of approximately 90% of those stockholders present at the annual meeting of stockholders in person or by proxy.  The Company and the Committee will continue to review and consider the results of the Say-on-Pay vote and recognize stockholder input on the Company’s compensation program and philosophy.

Executive Compensation Best Practices the Company Follows

What We Do

•

Pay For Performance – All NEOs and executive officers have the majority of their annual total compensation as variable and at risk each year based on Company and individual performance.  The only exception to this practice is for the Chairman due to the fact that he no longer receives any long-term incentive compensation awards.

•

Align all NEOs’ and Executive Officers’ Total Compensation Mix with Stockholders’ Interests – All NEOs’ and executive officers’ total compensation (including short-term and long-term) is structured in a manner where a majority of pay is at risk, rather than guaranteed.  This ensures Company executives’ interests are aligned with stockholders’ short-term and long-term interests by requiring outstanding corporate results in order for them to be significantly rewarded.

•

Require Significant Ownership of Company Stock by all NEOs and Executive Officers – The Company requires the Chairman and the Chief Executive Officer to own at least five times their respective base salary in Company stock and all other executive officers to own at least two times their respective base salary in Company stock, which ensures a long-term view of Company performance as aligned with Company stockholders.

•

Limit Incentive Awards – Short-term incentive award payouts are limited to a maximum of 200% of the respective target bonus range for each NEO and executive officer, and long-term performance share payouts are also limited to a maximum of 200% of the performance share grant.  In both cases, the maximum payout can only be achieved with very significant positive results.

•

Limit Executive Perquisites – NEOs and executive officers are eligible for the same benefits as all other full-time employees of the Company, including health/dental/vision insurance, disability benefits, time-off benefits and retirement benefits. Other perquisites are primarily limited to a Company-leased vehicle provided to each NEO and executive officer, and opportunities to use two Company-owned properties for personal use.

What We Don’t Do

•	Grant stock options or stock appreciation rights with an exercise price less than the fair market value of the Company’s Common Stock on the day of the grant.
•	Amend or reduce any grant price without stockholder approval.
•	Provide individual employment contracts or change-in-control agreements.

Significant Executive Compensation Developments

The Company’s significant executive compensation developments are as follows:

(1)

The Stepan Company Management Incentive Plan (As Amended and Restated Effective January 1, 2015), a short-term incentive compensation plan, was approved by stockholders at the Company’s Annual Meeting of Stockholders held on April 28, 2015, with over 85% of votes cast in favor of adopting the plan.

(2)

Exequity LLP (“Exequity”), the Committee’s external compensation consultant, performed an analytical review of the chemical industry peer group referenced in the “Compensation Survey Data and Peer Group Data” section below.  Two companies (Cytec Industries Inc. and OM Group, Inc.) were removed from the peer group due to pending acquisition activity and four companies (Innophos Holdings, Inc., Koppers Holdings, Inc., OMNOVA Solutions Inc. and Quaker Chemical Corporation) were added as comparables to the Company from the Diversified, Specialty and Commodity Chemicals classification according to the Exequity market analytical tool.  As a result of these changes, the Company industry peer group now includes a total of 16 companies.

(3)

At the Company’s 2016 Annual Meeting of Stockholders, the Company is requesting stockholder approval of the material terms for qualified performance-based compensation under the Stepan Company 2011 Incentive Compensation Plan, As Amended, the Company’s long-term incentive compensation plan.  The Company is requesting such approval for purposes of the approval requirements of Section 162(m) of the Internal Revenue Code of 1986, As Amended (“Code”) which requires stockholder approval every five years.  The material terms of this amended plan are equivalent to the material terms of the plan approved in 2011 and the Company is not seeking to increase the amount of shares of Common Stock available for issuance or to adjust any of the individual award limits contained in this plan, other than to reflect the 2012 stock split.  Company adherence to Section 162(m) allows the Company to have the ability to potentially design certain types of awards under the plan so that the Company may be able to benefit from certain tax deductions allowed by Section 162(m) of the Code.

(4)

The outstanding Company performance in 2015 resulted in the short-term incentive compensation for NEOs and executive officers exceeding the Target for Corporate Net Income.  This means that due to the extent that the Corporate Net Income result exceeded Target, these bonuses were increased by 71.7% from what they would have been if the Target had not been exceeded.  A more detailed explanation of how this is structured is included in the “Short-Term Incentive Compensation” section below.  This also reflects the Company’s adherence to the Company culture of “Pay for Performance.” Company results in 2014 were not favorable, which resulted in no NEO or executive officer receiving any short-term incentive bonus payment.  Company results in 2015 were greatly improved and exceeded Target by a significant margin, triggering the additional short-term incentive bonus payments to NEOs and executive officers.

Compensation Philosophy

The basic premise of the Company’s executive compensation philosophy is to pay for performance.  The Company’s intention is to foster a performance-driven culture with competitive total compensation as a key driver for all employees.  Compensation levels commensurate with Company performance align the interests of our employees with the interests of our stockholders.

The Company's guiding philosophy in setting executive compensation is that the compensation of executive officers should reflect the scope of their job responsibilities and level of individual and corporate performance achieved.  Executive compensation should be competitive internally, as well as externally, with like or comparable positions based on job descriptions and responsibilities at similarly sized companies within the Company’s industries and other appropriate related industry benchmarks or survey information.  The Company’s compensation philosophy is reviewed at least annually by the Committee.

The effectiveness of the executive compensation program is primarily measured by Company performance, stock price appreciation, the ability of the Company to attract and retain executive officers, and comparison against other relevant, external benchmarks as needed.

The Committee generally does not consider the impact of previously awarded compensation in determining current executive total compensation.  The Committee does, however, use both aggregate executive compensation survey data as well as a chemical industry peer group to benchmark executive compensation annually as described below under “Compensation Survey Data and Peer Group Data.”  Except for the limits regarding incentive compensation as described below, the Committee does not use specific policies to allocate between cash and non-cash compensation or between short-term and long-term compensation.

Compensation Objectives

The overall objectives of the Company’s compensation programs are as follows:

•	motivate employees to achieve and maintain a high level of performance, and drive results that will help the Company achieve its goals;

•	align the interests of our employees with the interests of our stockholders;

•	provide for levels of compensation that are competitive with the marketplace; and

•	attract and retain employees of outstanding ability.

Role of the Compensation and Development Committee

The Committee is responsible for overseeing the establishment and administration of the Company’s policies, programs and procedures for compensating the Company’s executive management, as further described below. The Committee is also responsible for providing advice to the Company regarding executive development and succession planning.  The Committee acts pursuant to a charter, which is available on the Company’s website at http://www.stepan.com, under “Investor Relations – Corporate Governance.”

Role of the Compensation Consultant

The Committee engaged Exequity as its independent compensation consultant beginning in 2014.  Exequity provides the Committee with advice on a broad range of executive compensation matters.  The scope of Exequity’s services includes, but is not limited to, the following:

•	Provide the Committee with an assessment of the market competitiveness of the Company’s executive compensation.

•	Apprise the Committee of executive compensation-related trends and developments in the marketplace.

•	Inform the Committee of regulatory developments relating to executive compensation practices.

•	Provide assistance on goal-setting, the calibration of levels of pay to various levels of performance, and pay for performance alignment.

•	Benchmark Company executive compensation plan designs and practices against the marketplace.

•	Recommend changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with stockholder interests.

The Committee has assessed the independence of Exequity pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Exequity from independently representing the Committee.  Exequity reports directly to the Committee.  The aggregate fees paid by the Committee for all services provided by Exequity did not exceed $120,000 for the year ended December 31, 2015. The Company does not engage Exequity for any consulting work.

Role of Executives in Establishing Compensation

The Committee determines the compensation of the Chairman and the Chief Executive Officer.  The Chief Executive Officer and the Vice President – Human Resources make recommendations to the Committee regarding compensation for all other executive officers, including the NEOs other than the Chairman and the Chief Executive Officer.  The Committee then reviews these recommendations and approves the final compensation for these individuals.  All recommendations made to the Committee and all determinations made by the Committee are based upon the Company’s policies and guidelines and other relevant factors outlined in the “Compensation Survey Data and Peer Group Data” and “Elements of Compensation” sections below.

The advisory vote in 2015 was the fifth consecutive year that the Company’s Say-on-Pay vote was supported by the stockholders with the approval of approximately 90% of those stockholders present at the annual meeting of stockholders in person or by proxy.  The Committee acknowledges and values the feedback from the Company’s stockholders on the annual Say-on-Pay vote and believes that these results demonstrate stockholder support of the Company’s overall executive compensation approach, which is primarily designed as performance-based and aligned with stockholders’ interests.  As a result of the strong stockholder support for the 2015 Say-on-Pay vote, the Committee determined that the Company’s compensation practices and processes did not require any significant modifications to achieve the desired results of the Company’s compensation program or to address stockholder concerns.  The Committee will continue to consider the outcome of these advisory votes when determining future executive compensation arrangements.

Compensation Survey Data and Peer Group Data

On an ongoing basis, the Committee and the Company utilize compensation survey data from a global compensation consultant, Mercer LLC (“Mercer”), when making base compensation decisions for Company executives.  In addition, the Committee and the Company also use short and long-term incentive survey data and total cash and direct compensation benchmark survey data from Mercer.  The aggregate fees paid by the Company for all services provided by Mercer did not exceed $120,000 for the year ended December 31, 2015.

The Company also compares itself to compensation information from a select group of peer companies.  The Company reviews both the survey data and peer group information for total compensation, including base salary, short-term incentives and long-term incentives, annually or otherwise periodically, as appropriate and as available.  The Mercer survey data is the primary data source with the peer group data serving as a complement to the Mercer data.

The Company subscribes to compensation survey data supplied by Mercer for the purpose of comparing all separate elements of as well as the aggregate amounts for total compensation.   For the executive officers, including the NEOs, the Company reviews compensation using the 2015 U.S. Mercer Benchmark Database (MBD) Survey.  This survey is comprised of data from 3,007 organizations representing a variety of industries, sizes of companies and geographic areas.  The Company utilizes survey data for the position or positions that most closely matches the job description of each NEO or executive officer position, and for the companies that are most closely aligned with characteristics of the Company as appropriate and available.

The Company also uses a chemical industry peer group of 16 companies (“Peer Group”) as an additional reference point for data regarding total compensation.  The companies included in the Peer Group were selected because of their chemical industry affiliation and similarity to the Company in size and/or business.   The following companies comprised the Peer Group used in reviewing and considering 2015 total compensation:  Albemarle Corporation; A. Schulman, Inc.; Axiall Corporation; Cabot Corporation; Chemtura Corporation; Ferro Corporation; H.B. Fuller Company; Innophos Holdings, Inc.; Innospec Inc.; Koppers Holdings, Inc.; Kraton Performance Polymers, Inc.; NewMarket Corporation; OMNOVA Solutions Inc.; PolyOne Corporation; Quaker Chemical Corporation; and Sensient Technologies Corporation.

The Committee requests periodic evaluations of the Peer Group in order to ensure the Company is comparing itself with companies who have the characteristics which are an appropriate match to the Company.  Exequity performed a detailed, comprehensive analysis of the Company’s Peer Group in 2015 and recommended changes which the Committee approved in October 2015 and are reflected in the above list of companies in the Peer Group.  The Committee and Exequity will continue to monitor the Peer Group going forward as appropriate.

Based on a review of the Mercer and Peer Group survey data, the Company targets total compensation for executive officers to be in the median range (plus or minus 10% of the 50th percentile) of the survey data.  The Committee believes that all NEOs’ and executive officers’ total compensation amounts are within appropriate and reasonable levels as compared to the survey data considering experience level, time in position, global job grades and both external and internal equity evaluations.

The Company targets a total compensation mix where guaranteed pay via base salary is less than half of the total compensation that any NEO or executive officer may earn in any given year.  The combined mix of both short-term and long-term incentives for executive officer compensation is structured to encourage the necessary focus and motivation to achieve outstanding results on an ongoing basis, both in the short-term and long-term.  In addition, the combined focus on both short-term and long-term objectives aligns Company and stockholders’ interests.  The allocation of compensation, emphasizing both short-term and long-term goals, is common market practice and appropriate in order to reduce the possibility of any material adverse effect on the Company due to the Company’s compensation policies and practices.  Short-term incentives for executive officers are based on individual and Company performance.  Long-term incentives for executive officers are based only on Company performance.  The Company’s total compensation targets assume above average Company performance and can vary considerably if performance is either average or at a superior level.

Elements of Compensation

For the fiscal year ended December 31, 2015, the principal elements of compensation for the executive officers, including the NEOs, were as follows:

Compensation Element / Purpose	Description
Base Salary To attract and retain employees of outstanding abilities	Fixed component of pay based on specific position salary ranges determined by job responsibilities, competitive benchmark data and performance

Short-Term Incentive Compensation

To drive improved year-over-year financial performance; to motivate, attract and retain employees; and to align their interests directly with Company financial objectives

Variable, annual, at risk component of pay that rewards achievement of pre-determined Company and individual goals
Long-Term Incentive Compensation To promote retention of executives, to reward outstanding Company performance, and to encourage a focus on the Company’s long-term financial results	Variable, at risk, equity component of pay for eligible participants that rewards stockholder value creation over the long-term
Retirement Benefits To promote retention and to attract outstanding employees	Fixed percentage (4%) of base salary under a Savings and Investment Retirement Plan for all U.S. employees
Profit Sharing Plan and Employee Stock Ownership Plan To provide employees with a tax deferred retirement savings vehicle directly connected to the Company’s financial results	Variable, annual, at-risk component directly determined by Corporate Net Income achieved
Perquisites To attract and retain superior employees for key positions	Executives and key employees, including the NEOs, are eligible for a limited amount of perquisites which are provided to be market competitive
Other Benefits To provide for basic life, health and security needs	Benefit programs that are available to all other salaried employees

Base Salary

The Company has established salary grades and ranges for all global employees, including all of the NEOs.  Beginning in 2015, the grades range from A to S, with S being the highest grade for any position.  Salary grades reflect the responsibility level of the position, i.e., positions with the greatest level of responsibility have a higher salary grade, up to the highest grade which is grade S.  The salary range for each grade is primarily based on survey data to the 50th percentile (median).   The salary grade structure enables the Company to ensure pay among executives which is both market competitive and internally equitable.  A complete list of salary grades is published annually to all management employees.

The Committee, taking into consideration the performance of the Company, the Company’s compensation philosophy, the survey data, and the Company’s salary grades, reviews and determines the Chairman’s and the Chief Executive Officer’s salaries on an annual basis.  The Chief Executive Officer and the Vice President – Human Resources make recommendations to the Committee regarding compensation for all other NEOs.  The Committee has the discretion to approve such recommendations or revise the recommended amounts, higher or lower, based upon each specific executive officer’s performance.  The Chief Executive Officer's salary range is determined based on the same factors and criteria as those of the other NEOs, executive officers and all salaried employees.

Short-Term Incentive Compensation

The purpose of the Company’s short-term incentive compensation (annual bonus) is to promote improved year-over-year financial performance; to motivate, attract and retain executive, managerial and key employees of outstanding ability; and to align participants’ interests directly with Company financial targets.  The total amount of short-term compensation is a percentage of the executive’s or employee’s actual base salary earned each calendar year.  Because senior managers have a greater ability to impact Company results, a significant percentage of their total compensation is at-risk in the form of the annual bonus.

The Chief Executive Officer has the highest level of responsibility, and therefore, is eligible for the highest bonus percentage range as compared to the other NEOs.  Under the terms of the Stepan Company Management Incentive Plan (As Amended and Restated Effective January 1, 2015), (the “Management Incentive Plan”), the maximum percentage of an NEO’s or executive officer’s annual bonus is up to 200% of his or her annual base salary for 2016, up to a maximum dollar amount of $2,000,000.  The following chart reflects the Target Bonus Range, as a percentage of annual base salary, for each NEO for the 2015 annual bonus:

NEO	Target Bonus Range

Chief Executive Officer (F. Quinn Stepan, Jr.)	0-100%
Chairman (F. Quinn Stepan)	0-75%
Vice President and Chief Financial Officer (Scott D. Beamer)	0-60%
Vice President and General Manager - Surfactants (Scott R. Behrens)	0-60%
Vice President and General Manager - Polymers (Arthur W. Mergner)	0-60%

Within the Target Bonus Ranges shown above, each NEO’s annual bonus is directly determined by the Company’s overall financial performance (“Corporate Financial Performance Objectives”) and, for NEOs other than the Chief Executive Officer and the Chairman, the achievement of individual performance objectives (“Individual Performance Objectives”), as described below.   Payouts against each objective are based on the relative level of achievement of the objective.

Achievement of Corporate Financial Performance Objectives (Corporate Net Income and Corporate Free Cash Flow) is based on measuring achievement towards categories of Threshold, Target and, in the case of Corporate Net Income only, Maximum.  There is proration between levels of achievement.  Achieving Threshold or below will result in no bonus payout.  Reaching the Target would result in 100% bonus payout.  The Maximum is only applicable to the Corporate Net Income achievement and is only triggered when Corporate Net Income exceeds the Target objective.  However, the Committee reserves the right to exercise negative discretion should Corporate Free Cash Flow performance fall significantly below Target.  Additionally, the Committee reserves the right to include or exclude any acquisition or divestiture in exercising negative discretion.  Acquisitions are not typically included in the year they occur unless they are part of the plan or budget for that year.

For 2015, all other NEO objectives were measured in the Threshold and Target levels as described above.   Few, if any, NEOs, other executive officers or key executives achieve the Target level for all of their objectives in any calendar year.   The Maximum level is designed to incent exceptional corporate performance, in excess of the Target, to achieve a payout at that level.

The extent, if any, to which an incentive award will be payable to a Covered Employee (as defined below) will be based solely upon the degree of achievement of pre-established performance goals over the specified calendar year.  A Covered Employee is an executive, managerial or key employee of the Company, including subsidiaries, designated by the Committee prior to the grant of an award within the meaning of Section 162(m)(3) of the Code.  The Committee may, in its sole discretion, reduce or eliminate the amount which would otherwise be payable with respect to a calendar year.  In addition, bonus payments as a whole may be reduced, prorated, or eliminated entirely based on Company performance if Corporate Net Income falls below certain pre-determined levels.   Similarly, in years when Company performance is exceptional and above the Target level, it is possible for NEOs to receive bonuses above Target, while in years when Company performance is below the Threshold level, no bonus will be paid based upon Company performance.

As described above, all executive officers and other key Company executives have a Maximum level of achievement added above the Target level, which rewards exceptional Company performance.  As in the past, the Maximum objective was based solely on Corporate Net Income and was set by the Committee at $85.0 million for 2015.  Any additional reward earned is prorated between the Target and Maximum levels for Corporate Net Income only.  The upside potential for executive officers, including all NEOs, is an additional 100% of any individual’s earned bonus payout.  If the Maximum is achieved or exceeded, the Chief Executive Officer is eligible for a maximum bonus of 200% of base salary (100% Target multiplied by 200%).  The Chairman is eligible for a maximum bonus of 150% of base salary (75% Target multiplied by 200%) while the other NEOs are each eligible for a maximum bonus of 120% of base salary (60% Target multiplied by 200%).  The maximum payout can only occur when the Company Net Income maximum objective is achieved or exceeded, however, proration between payout of 100% to 200% occurs once Target is exceeded.

The Maximum level objective for Corporate Net Income is set at the same time all Corporate Financial Performance Objectives are approved and is designed to be very difficult to achieve, i.e., only a 10%-15% probability of achievement.  This type of Maximum level objective is a common compensation practice, and the Company believes it is appropriate to use such an objective to attract and retain key Company employees who have the greatest impact on the Company results each year and to incent exceptional corporate performance which benefits all stockholders.

For 2015, the Company exceeded the Corporate Net Income objective with a result of $80.9 million versus the Target of $70.5 million.  By exceeding the Target, the eligible participants realized an increased award prorated between the Target and Maximum objectives.  The actual results of $10.4 million above Target, or 71.7% of the amount between the Target of $70.5 million and the Maximum of $85.0 million, resulted in each NEO and other eligible executive officers and key executives receiving an additional 71.7% of their upside potential.  The Company believes that exceeding the Target is a significant achievement which benefits all stockholders and the potential of upside payouts for executive officers and other key executives is appropriate and is aligned with the Company compensation philosophy of paying for performance.  Conversely, in 2014 when Company results were below the Threshold to achieve any short-term incentive compensation annual bonus, no bonus was paid to any NEO or executive officer.  In both cases, the Company “Pay for Performance” philosophy was followed.

•	Corporate Financial Performance Objectives

       The Committee establishes the Corporate Financial Performance Objectives at the beginning of each calendar year.   In 2015, the Committee established targets for the two Corporate Financial Performance Objectives for all NEOs: Corporate Net Income and Corporate Free Cash Flow.

In 2015, the following levels were set for each of these objectives:

Objective	Threshold	Target	Maximum

Corporate Net Income	$57.5 million	$70.5 million	$85.0 million
Corporate Free Cash Flow	($35.0 million)	($23.0 million)	Not Applicable

Each NEO’s annual bonus objectives include these Corporate Financial Performance Objectives.  For 2015, the allocation assigned to each of these performance objectives for NEOs, other executive officers and other key employees was Corporate Net Income (at 90% weighting) and Corporate Free Cash Flow (at 10% weighting).  Given their respective levels of responsibility, both the Chief Executive Officer and the Chairman had their bonuses based entirely on these Corporate Financial Performance Objectives, although the bonus amount was subject to a reduction if the Corporate Safety Objectives were not achieved.  All other NEOs each had at least 40% of their bonus tied to these same objectives.

The following table shows the Company’s performance against the Corporate Net Income and Corporate Free Cash Flow objectives in 2015:

Objective	2015 Results	2015 Target	2015 Payout Against Target

Corporate Net Income	$80.9 million	$70.5 million	>100%
Corporate Free Cash Flow	$47.6 million	($23.0 million)	>100%

For 2015, the Company exceeded Target for Corporate Net Income and Corporate Free Cash Flow.  The Chief Executive Officer recommended and the Committee approved the recommendation prior to the start of 2015 that the 2015 bonuses would be reduced by up to 3.0% (1.5% related to Global Recordable Rate and 1.5% related to Global Total Incident Rate) for the Chairman and the Chief Executive Officer if the Company did not achieve its Corporate Safety Objectives.  The Company did not achieve either Corporate Safety Objective in 2015.  As a result, the 2015 bonuses for the Chairman and the Chief Executive Officer were each reduced by 3.0%.

The 2016 annual bonus for the Chief Executive Officer will be based on achievement of Corporate Net Income and Corporate Free Cash Flow financial performance objectives.  The allocation assigned to each of these performance objectives for NEOs, other executive officers and other key employees will be Corporate Net Income (at 90% weighting) and Corporate Free Cash Flow (at 10% weighting) to properly reflect the relative significance of each objective to overall Company performance and to appropriately reflect the Company’s growth strategy which places greater emphasis on Corporate Net Income.  The Chief Executive Officer and the Chairman will continue to have a portion of their bonuses reduced if the Corporate Safety Objectives are not achieved.  The amount of reduction for 2016 could be up to 10% based on actual achievement of Corporate Safety Objectives.  At least 40% of the 2016 bonus for all other NEOs and executive officers will be based on achievement of these same two financial performance objectives.

•	Individual Performance Objectives

For executives other than the Chief Executive Officer and the Chairman, the Chief Executive Officer and the executive agree upon Individual Performance Objectives at the beginning of each calendar year.  These Individual Performance Objectives may either be financial objectives for a particular business segment or organization, or achievement of certain financial, safety, service or other strategic objectives specific to their function and responsibility.  For 2015, the Individual Performance Objectives and the results for the other NEOs were as follows:

Scott D. Beamer

Vice President and Chief Financial Officer

2015 Individual Performance Objectives and Weighting Percentage	2015 Individual Performance Results
Corporate Objectives - Net Income and Free Cash Flow (see tables in “Corporate Financial Performance Objectives” section above) 70.0% of Total	Net Income and Free Cash Flow both exceeded Target levels 70.0% of Total Achieved
Corporate Safety Objectives - Global Recordable Rate of less than or equal to 0.75 and Global Total Incident Rate of less than or equal to 4.50 5.0% of Total	Results for both the Global Recordable Rate and Global Total Incident Rate were below the Threshold level for any bonus payout 0% of Total Achieved
Net Corporate Profit Improvement from DRIVE Initiatives (Target level was $20.0 million) 10.0% of Total	DRIVE Net Corporate Profit Improvement results reached Target level 10.0% of Total Achieved
Cash savings generated by Finance Group (Target level was $3.5 million) 10.0% of Total	Cash savings by the Finance Group of $5.45 million exceeded the Target level 10.0% of Total Achieved
Increase Analyst Coverage during 2015 5.0% of Total	Analyst coverage was increased during 2015 5.0% of Total Achieved

Scott R. Behrens

Vice President and General Manager - Surfactants

2015 Individual Performance Objectives and Weighting Percentage	2015 Individual Performance Results
Corporate Objectives - Net Income and Free Cash Flow (see tables in “Corporate Financial Performance Objectives” section above) 40.0% of Total	Net Income and Free Cash Flow both exceeded Target levels 40.0% of Total Achieved
Corporate Safety Objectives - Global Recordable Rate of less than or equal to 0.75 and Global Total Incident Rate of less than or equal to 4.50 5.0% of Total	Results for both the Global Recordable Rate and Global Total Incident Rate were below the Threshold level for any bonus payout 0% of Total Achieved
Global Surfactant Financial Performance Objective - Operating Income (Target level was $81.0 million) 40.0% of Total	Result for Global Surfactants Operating Income exceeded Target level 40.0% of Total Achieved
Net Corporate Profit Improvement from DRIVE Initiatives (Target level was $20.0 million) 10.0% of Total	DRIVE Net Corporate Profit Improvement results reached Target level 10.0% of Total Achieved
Complete Execution of Brazil Growth Initiative 5.0% of Total	Result achieved between Threshold and Target levels 3.3% of Total Achieved

Arthur W. Mergner

Vice President and General Manager - Polymers

2015 Individual Performance Objectives and Weighting Percentage	2015 Individual Performance Results
Corporate Objectives - Net Income and Free Cash Flow (see tables in “Corporate Financial Performance Objectives” section above) 40.0% of Total	Net Income and Free Cash Flow both exceeded Target levels 40.0% of Total Achieved
Corporate Safety Objectives - Global Recordable Rate of less than or equal to 0.75 and Global Total Incident Rate of less than or equal to 4.50 5.0% of Total	Results for both the Global Recordable Rate and Global Total Incident Rate were below the Threshold level for any bonus payout 0% of Total Achieved
Global Polymers Financial Performance Objective - Operating Income (Target level was $66.0 million) 40.0% of Total	Result for Global Polymers Operating Income exceeded Target level 40.0% of Total Achieved
Net Corporate Profit Improvement from DRIVE Initiatives (Target level was $20.0 million) 10.0% of Total	DRIVE Net Corporate Profit Improvement results reached Target level 10.0% of Total Achieved
Business Unit Operating Income (Target level was $10.0 million) 5.0% of Total	Result achieved exceeded Target level 5.0% of Total Achieved

Long-Term Incentive Compensation

Pursuant to the Stepan Company 2011 Incentive Compensation Plan which was approved by stockholders at the 2011 Annual Meeting of Stockholders (the “2011 Incentive Plan”), executive officers are eligible to receive grants of stock options, stock appreciation rights (“SARs”) and performance shares of stock on an annual basis in order to (i) promote retention of executives, (ii) recognize outstanding job performance, and (iii) encourage a focus on the Company’s long-term financial results, which are intended to enhance the value of the Company’s Common Stock.  The Committee is responsible for approving all grants of stock options, SARs and stock awards.  Eligibility for long-term incentives is based on two factors:  (1) job performance, and (2) the potential of each executive or executive officer to impact the Company’s financial results.

The Committee typically grants stock options, SARs and performance shares to NEOs, other executive officers and any other Company executives participating in the long-term incentive plan.  In 2015, the Committee reviewed and approved an allocation of long-term incentives at approximately 15% of the total grant amount as stock options, 45% of the total grant amount as SARs, and 40% of the total grant amount as performance shares.  The long-term incentive components for the Chief Executive Officer were allocated at approximately 30% of the total grant amount as stock options, 30% of the total grant amount as SARs, and 40% of the total grant amount as performance shares.  The Committee approved this allocation for the Chief Executive Officer due to the fact that the Chief Executive Officer has the highest level of responsibility for the Company’s direction and performance, and also because such allocation is more closely aligned with stockholder value.  The Chairman did not receive any stock grants.

The value of long-term incentives granted to each executive is primarily based on survey data provided by Mercer.  An annual grant of stock options, SARs and performance shares is made each year at the Committee’s February meeting.

In addition, grants of stock options, SARs, performance shares and other stock awards may be awarded to executive officers at other times based on factors that the Committee determines to be relevant, including upon hire, upon promotion or for extraordinary job performance.

The Company is requesting stockholder approval of the material terms for qualified performance-based compensation under the Stepan Company 2011 Incentive Compensation Plan, As Amended.  The Company is requesting such approval for purposes of the approval requirements of Section 162(m) of the Code which require stockholder approval every five years.  The material terms of this amended plan are equivalent to the material terms of the plan approved in 2011 and the Company is not seeking to increase the amount of shares of Common Stock available for issuance or to adjust any of the individual award limits contained in this plan, other than to reflect the 2012 stock split.  Additional information regarding this approval is discussed in the “Approval of the Material

Terms for Qualified Performance-Based Compensation under the Stepan Company 2011 Incentive Compensation Plan, As Amended” section below.

•	Stock Options

Stock options are granted annually with an exercise price equal to the fair market value of the Common Stock on the date of grant with a two-year cliff vesting period and a ten-year term.   The option price is set at the date of grant.   Backdating of stock options is prohibited under all circumstances.  The Company does not have any program or current practice, nor does it plan to have any future program or practice, to time option or other share grants with the release of material nonpublic information.  The Company has not timed, nor does it plan to time, the release of material nonpublic information for the purpose of increasing the value of executive compensation.

•	Stock Appreciation Rights

SARs are granted annually at the fair market value of the Common Stock on the date of the grant with a two-year cliff vesting period and a ten-year term.  The price is set at the date of grant.  Beginning with the 2015 grants, SARs will be settled in stock.

•	Stock Awards (Performance Shares)

Prior to the 2015 grants, participants were granted a target number of performance shares that can be earned based on the achievement of Corporate Net Income and Corporate Return on Invested Capital (“ROIC”) targets in the third year of a three-year period.  The number of shares actually earned varies depending on the level of performance achieved.  The Company uses the following matrix to determine the award:

Under the matrix, participants receive a stock distribution of 50% of the performance shares granted if the Threshold level is met, 100% if the Target level is met, and 200% if the Maximum level is met.  Other intermediate levels are also provided for and shown in each box in the matrix.  In addition, amounts may be prorated between matrix boxes depending on actual results.  The Committee intends for Threshold objectives to have an 80% probability of achievement, Target objectives to have a 50% to 60% probability of achievement, and the Maximum objectives to have a 10% to 15% probability of achievement.  If the minimum Threshold objectives are not met, no performance shares will be distributed to participants.

Performance shares granted in 2013 were to be earned based upon 2015 Company performance for Corporate Net Income and ROIC.  At a minimum, the Threshold levels for both Corporate Net Income and ROIC must have been achieved for any award to have been earned.  Neither of the final 2015 results of $80.9 million for Corporate Net Income and 9.25% for ROIC met the Threshold levels.  Therefore, no awards were earned or paid to participants based on 2015 performance.  The 2015 Target objectives are shown in the table below:

*

Original target objectives approved by the Committee in February 2013 for Corporate Net Income of Threshold ($90.0 million), Target ($110.0 million) and Maximum ($120.0 million) were increased by the Committee in July 2013 to Threshold ($94.0 million), Target ($119.0 million) and Maximum ($134.0 million) due to an acquisition.  ROIC objectives approved in February 2013 were not increased.

Performance shares granted in 2015 were earned under a slightly different methodology than as described above.  As recommended by Exequity, performance shares granted in 2015 were earned based upon Corporate Net Income results versus Threshold, Target and Maximum objectives for calendar year 2015.  A maximum of 150% of the grant can be earned if the Corporate Net Income exceeds the Maximum Net Income objective.  Any shares earned in 2015 will be distributed in February 2018 after being measured against a three-year average ROIC modifier that could increase or decrease the shares earned in 2015 by up to 30% depending on the final ROIC results for the three-year time period.  The 2015 results of $80.9 million Corporate Net Income were at 136% above Target.  Therefore, the number of Company Common Stock shares ultimately earned and issued for the 2015 grant will be 136% of Target plus or minus a modifying factor of up to 30% for the average ROIC calculated over the three-year period ending December 31, 2017.

During 2015, the Committee approved the grants of stock options, SARs and performance share awards for NEOs shown in the Grants of Plan-Based Awards Table included in this proxy statement pursuant to the 2011 Incentive Plan.  Grants of stock awards for NEOs, other executive officers and key employees may differ based upon the participant’s role at the Company.  In addition, the Stepan Company Performance Award Deferred Compensation Plan (Effective January 1, 2008) provides participants with the opportunity to defer receipt of all or a portion of certain incentive compensation.

The Board of Directors believes that the 2015 grants allow the Company to provide long-term incentive compensation that is market competitive to attract and retain executives and other key high performing employees who drive long-term growth of the Company, as well as provide further alignment of the interests of those participants with the Company’s stockholders.

•	Clawback Policy

At the time the stockholders voted on and approved the 2011 Incentive Plan, the SEC had not yet proposed any specific rules regarding clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). However, in an effort to provide the Company with the ability to cancel grants and/or recover shares of Common Stock or cash paid to a participant, including the NEOs, under that plan, the 2011 Incentive Plan and the agreements underlying the equity awards include language which allows the Company to clawback such awards retroactive to 2011 once the rules are finalized and effective.  In addition to being subject to the statutory clawback requirements under the Sarbanes-Oxley Act of 2002, the Board of Directors is monitoring developments under the Dodd-Frank Act and intends to adopt a clawback policy that satisfies the requirements of that act and the SEC’s rules thereunder once such rules have been adopted.

Retirement Benefits

•	Retirement Plan for Salaried Employees

Effective June 30, 2006, the Company froze the Retirement Plan for Salaried Employees (the “Defined Benefit Plan” or the “Retirement Plan for Salaried Employees”) and ended the benefit accrual for all participants.  Eligible participants were all employees not covered by a collective bargaining agreement who were employees prior to July 1, 2006.  The Defined Benefit Plan was replaced by the Savings and Investment Retirement Plan, which provides for Company contributions into the employee’s savings and investment retirement plan account (see discussion below in the “Savings and Investment Retirement Plan” section).  The primary purpose of both the Defined Benefit Plan and the Savings and Investment Retirement Plan is to retain valuable employees.

The pension benefits included in the Pension Benefits Table are the present value of the benefits expected to be paid under the Defined Benefit Plan in the future.  The amount of each future payment is based on the current accrued pension benefit.  The actuarial assumptions, with the exception of the expected retirement age, are consistent with those used in the Company’s financial statements.  The retirement age is the earliest unreduced retirement age as defined in the Defined Benefit Plan and the Savings and Investment Retirement Plan.

The pension benefit information set forth in this proxy statement has been calculated based on actuarial assumptions that are considered to be reasonable.  Other actuarial assumptions could also be considered to be reasonable which would result in different pension benefit estimates.  The amounts shown are based on the provisions applicable in each pension benefit plan in which the NEOs participate.

Additional information regarding these benefits and other elements of the pension benefits are discussed below in the “Savings and Investment Retirement Plan” section.

•	Supplemental Executive Retirement Plan

NEOs participate in the same basic retirement plans as all other employees, with the exception of two of the NEOs (Messrs. Stepan and Stepan, Jr.) who are also currently eligible for benefits under the Supplemental Executive Retirement Plan (“SERP”).  The U.S. Internal Revenue Service (“IRS”) limits benefits that otherwise would be available through the Retirement Plan for Salaried Employees.  The SERP was created to provide supplemental retirement benefits to any executive affected by these IRS limits.  The benefits are calculated according to the same retirement plan formula that applies to all eligible employees.  The SERP is commonly offered to attract, retain and motivate the NEOs and is necessary to be competitive in the marketplace.  There are no early retirement arrangements specific to the NEOs, and the Company believes that all elements of the SERP are customary for this type of retirement plan.   The Retirement Plan for Salaried Employees SERP was frozen as of June 30, 2006.   The funding status of this SERP is reviewed periodically.  Currently, the Company has elected not to fund this SERP.

Profit Sharing Plan and Employee Stock Ownership Plan

•	Savings and Investment Retirement Plan

Pursuant to the Savings and Investment Retirement Plan (“SIRP”), in each payroll period, the Company makes a contribution to the savings and investment retirement plan account of each eligible employee, including the executive officers and the NEOs. The amount of the Company contribution is currently four percent of the participant’s base salary for the portion of the payroll period during which the participant was an eligible employee.  This percentage is the same for all employees, including the executive officers and the NEOs.  All of the NEOs received SIRP contributions in 2015 in the amounts set forth in the Summary Compensation Table.

In addition, the Company may make two types of contributions (Basic Company Contribution and Supplemental Company Contribution) under the Profit Sharing Plan, which is a component of the SIRP, to the account of each eligible employee, including the executive officers and the NEOs.  The Company’s Profit Sharing Plan is designed to (i) provide eligible employees with an element of their retirement savings that is directly connected to the Company’s financial results, (ii) provide a tax deferred retirement savings vehicle while giving all participants the incentive to optimize the Company’s financial results, and (iii) allow eligible employees to enjoy the benefits of the Company’s success.

For the Basic Company Contribution, each year the Company determines, based on the Company’s financial results, if it will recommend to the Committee that the Company make a Basic Company Contribution to the accounts of eligible participants in the Profit Sharing Plan.  The Committee reviews the Company’s recommendation and, if approved, presents the recommendation to the Board of Directors for approval.  The Committee typically recommends a Basic Company Contribution that is based on four and one-half percent of pre-tax income.  In addition to the Basic Company Contribution, the Board of Directors may make a Supplemental Company Contribution to the Profit Sharing Plan in an additional amount at its discretion.

•	Supplemental Executive Retirement Plan

In addition to the Basic Company Contribution, the Board of Directors has the authority to approve supplemental benefits pursuant to the Profit Sharing Plan for certain executives (“SERP Profit Sharing Plan”).  The SERP Profit Sharing Plan benefits are provided to executives as a common executive benefit which allows the Company to be competitive for executive compensation and benefits.  Eligible executives who receive such SERP benefits are receiving what other employees already receive, except that the these SERP benefits are considered to be non-qualified supplemental retirement plans because of Internal Revenue Code (“Code”) compensation limits.  The SERP Profit Sharing Plan is funded by the Company.  All NEOs received a 2015 SERP Profit Sharing Plan contribution which is included in the Summary Compensation Table.  Additionally, due to Code compensation limits, all of the NEOs are eligible to receive supplemental Company contributions to the SERP Profit Sharing Plan based on the Company’s four percent contribution to the NEO’s SIRP account.  All such SERP Profit Sharing Plan contributions to the NEOs in 2015 are included in the Summary Compensation Table.

•	Employee Stock Ownership Plan

The Stepan Company Employee Stock Ownership Plan II (“ESOP II”) is designed to (i) expand stock ownership among employees, (ii) encourage greater employee interest in the Company’s financial results, (iii) benefit employees financially by enabling them to acquire shares of the Company’s Common Stock without making contributions, and (iv) provide eligible employees with the opportunity to share in the growth of the Company.

Contributions to ESOP II are a part of the Basic Company Contribution in the SIRP as described in the “Savings and Investment Retirement Plan” section above and are then reallocated to ESOP II in shares of Company Common Stock.  For example, the Committee may approve a Basic Company Contribution based upon the formula noted above, and then determine that 50% of the total contribution will remain in the SIRP and 50% will be reallocated to ESOP II.  The ESOP II allocation is made to broaden Company stock ownership among employees for further alignment with the interests of Company stockholders.

Perquisites

The Company provides NEOs with limited perquisites that the Company and the Committee believe are reasonable and consistent with the Company’s overall compensation program since they better enable the Company to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites provided to the NEOs and other executives.    For 2015, these perquisites represented a small percentage of each NEO’s base salary, ranging from 2.31% to 7.25%, with a median of 2.71%.  The dollar values attributable to each NEO were also minimal, ranging from $7,455 to $36,243, with a median of $11,300.

All executives at the Vice President level and higher, including the NEOs, are provided the use of Company-leased vehicles, including fuel, maintenance and insurance.  The allowance for the initial vehicle cost is set by salary grade.  The personal use value is computed using the IRS annual lease valuation rule.  Other travel benefits are provided periodically including spousal travel on a limited basis.

The Company maintains two Company-owned properties which are not used solely for business purposes.  Executives, including the NEOs, are allowed to use these properties for personal use if and when they are not needed for business purposes.  The value of the use of these properties is based on the incremental cost to the Company.  When these properties are used by the NEOs for personal reasons, such values are included in the Summary Compensation Table under All Other Compensation.

The Company purchases tickets for a variety of entertainment events. These tickets are used primarily for business purposes.  However, at various times, these tickets are used by executives for personal use.  In addition, the Company pays membership dues for both the Chief Executive Officer and the Chairman for club memberships which are not exclusively used for business entertainment.  The actual cost paid for club membership dues is included in the Summary Compensation Table under All Other Compensation.  The Chairman also uses certain corporate personnel for personal purposes and any aggregate incremental cost is also included in the Summary Compensation Table under All Other Compensation.

No Severance/Change-in-Control Provisions

None of the NEOs or other executive officers has any arrangements that provide for severance payments. Additionally, none of the NEOs or other executive officers are entitled to payment of any benefits upon a change-in-control.

Stock Ownership Policy

The Company maintains a stock ownership policy for key executives.  The Company instituted a stock ownership policy because it believes that ownership of Company stock by key executives is desirable in order to focus both short-term and long-term decision-making on the best interests of the Company and its stockholders.  Key executives’ ownership of Company stock aligns those executives’ interests with the Company’s financial performance, including the performance of the Company’s Common Stock.

The stock ownership guidelines apply to all NEOs and other key Company executives who participate in the Management Incentive Plan.  The Chairman and the Chief Executive Officer must each maintain ongoing ownership of Common Stock in an amount equivalent in value to at least five times their respective annual base salary.  Other executive officers must own a minimum of two times their annual base salary.

All executives, including the NEOs, have five years from their initial stock grant, to achieve compliance with these stock ownership requirements.  All executives, including the NEOs, must meet their respective stock ownership requirement by making approximately 20 percent progress each year for five years.  Recognizing the importance of retirement planning, NEOs may, commencing at age 61, reduce their holdings by 20 percent per year to a minimum of one times his or her annual base salary by the calendar year he or she attains the age of 65.

The following shares count towards the stock ownership requirements: (i) shares owned directly or by any immediate family member, (ii) shares owned indirectly as trustee or custodian for the benefit of children, (iii) shares owned in the Company’s ESOP II, (iv) shares owned in the Company Employee Stock Purchase Plan, and (v) shares held in any Company deferred compensation plan.  As applicable, unvested restricted stock award grants may also count towards the stock ownership requirement.  Grants of stock options, SARs and performance shares do not count towards the stock ownership requirement unless actually exercised or earned.  No shares other than those stated above count towards the stock ownership requirements.

The stock ownership policy is reviewed by the Committee, as needed, on a periodic basis.  The Company periodically reviews this policy against general industry benchmarks of stock ownership.

The Committee reviews annually whether executives, including the NEOs, are in compliance with the stock ownership policy.  The Committee determined that all executive officers, including the NEOs, were in compliance with the Company’s stock ownership requirements as of February 2016.  If an executive fails to comply with stock ownership policy and annual progress requirements, the executive is not eligible to receive grants of stock options, SARs and performance shares, or any other awards under the 2011 Incentive Plan, until compliance with these requirements is achieved.

The Company does not have a stock retention policy.  The Company believes that its stock ownership policy is sufficient to meet the Company’s needs in ensuring that key executives’ decisions will be based on both short-term and long-term results of the Company which will benefit both the Company and its stockholders.

Hedging and Trading Restrictions

The Company has an Insider Trading Policy which, among other things, prohibits NEOs from hedging the economic risk of their stock ownership.  This policy also prohibits short-selling of the Company’s securities.  Among other restrictions, this policy also prohibits trading in the Company’s securities outside of trading window periods or without pre-clearance.

Post-Termination Benefits

As a general rule, the Company provides no post-termination compensation to executives other than relatively nominal retirement gifts upon their retirement from the Company.  There are no written or verbal change-in-control or severance agreements with any executives at the Company.  In addition, there are no special considerations for Company executives in connection with terminations due to death, disability, for cause or voluntary choice, including retirement.  The amount of any NEO post-termination compensation received, if any, is included in the Summary Compensation Table.

Impact of Tax and Accounting Requirements on Compensation

The Company regularly monitors compensation and benefits-related accounting rules, securities rules, tax rules and all other federal and state regulations on an ongoing basis through internal sources and external sources such as consultants, advisors and outside legal counsel.  The Company routinely considers such rules and regulations and their impact on plan design alternatives and Company performance.

Deductibility of Executive Compensation

In developing and implementing executive compensation policies and programs, the Committee considers whether particular payments and awards are deductible for federal income tax purposes.  Federal income tax law limits deductible compensation at $1 million per year for each of the NEOs, subject to certain exceptions.  The Company’s general objective is to meet the requirements of Code Section 162(m) in order to have the ability to deduct certain additional performance-based compensation.  The Company’s compensation plans are generally designed to achieve this objective.  However, this objective is also balanced with the goal of providing competitive incentives to attract, appropriately reward, and retain performing executives and other employees.  While it is the general intention of the Committee to meet the requirements for deductibility of performance-based compensation under Code Section 162(m), the Committee may approve payment of non-deductible compensation from time to time if circumstances warrant such action.  The Committee reviews and monitors its policy with respect to the deductibility of compensation, as necessary.

Nonqualified Deferred Compensation

The American Jobs Creation Act of 2004 changed the tax rules applicable to nonqualified deferred compensation arrangements.  Several of the Company’s plans have provisions that require compliance with Code Section 409A and related regulations.  All of the Company’s applicable plans comply with Code Section 409A.

COMPENSATION AND DEVELOPMENT COMMITTEE REPORT

In 2015, the Company’s Compensation and Development Committee was comprised of the following Non-Employee Directors: Mr. Boyce, Mr. Dearth, Dr. Delgado, Mr. Lawton, Ms. Reed (elected October 20, 2015) and Mr. Wehmer. Each of these Directors satisfies the New York Stock Exchange’s rules for independence. During 2015, Mr. Lawton served as Chairman of the Committee.

The Compensation and Development Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Michael R. Boyce

Randall S. Dearth

Joaquin Delgado

Gregory E. Lawton

Jan Stern Reed

Edward J. Wehmer

COMPENSATION AND DEVELOPMENT COMMITTEE

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the NEOs for the fiscal years ended on December 31, 2013, December 31, 2014 and December 31, 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
F. Quinn Stepan, Jr.	2015	$800,000	$—	$566,900	$899,994	$1,332,392	$—	$91,977	$3,691,263
President and Chief	2014	$796,667	$—	$578,940	$900,008	$0	$335,066	$80,935	$2,691,616
Executive Officer	2013	$773,333	$—	$580,402	$900,015	$169,708	$—	$95,124	$2,518,582

Scott D. Beamer	2015	$322,683	$—	$113,364	$179,996	$315,807	$—	$36,900	$968,750
Vice President and	2014	$310,083	$—	$96,480	$150,001	$0	N/A	$70,386	$626,950
Chief Financial Officer (6)	2013	$146,723	$—	$321,239	$124,989	$37,317	N/A	$189,508	$819,776

F. Quinn Stepan	2015	$500,000	$—	$—	$—	$618,120	$—	$81,129	$1,199,249
Chairman	2014	$500,000	$—	$—	$—	$0	$402,470	$85,303	$987,773
	2013	$500,000	$—	$—	$—	$80,419	$—	$89,430	$669,849

Scott R. Behrens	2015	$315,000	$—	$151,165	$239,994	$302,879	$—	$39,578	$1,048,616
Vice President and	2014	$263,923	$—	$144,564	$225,030	$0	$46,313	$28,484	$708,314
General Manager -
Surfactants (7)

Arthur W. Mergner	2015	$291,667	$—	$151,165	$239,994	$285,451	$—	$34,091	$1,002,368
Vice President and
General Manager -
Polymers (8)

____________________

(1)

Amounts for 2015 are performance-based compensation and reflect the most probable outcome award value at the date of the grant in accordance with FASB ASC Topic 718. See Note 11, Stock-based Compensation, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for a discussion of relevant assumptions used in calculating the fair values pursuant to ASC Topic 718. The maximum award values, if paid, would be:

Name	2015
F. Quinn Stepan, Jr.	$1,105,454
Scott D. Beamer	$221,060
F. Quinn Stepan	N/A
Scott R. Behrens	$294,773
Arthur W. Mergner	$294,773

(2)

Amounts for 2015 include the grant date fair value of Non-Qualified Stock Options and Stock Appreciation Rights granted during the fiscal year ended December 31, 2015 in accordance with FASB ASC Topic 718. See Note 11, Stock-based Compensation, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for a discussion of relevant assumptions used in calculating the fair values pursuant to ASC Topic 718.

(3)

Non-Equity Incentive Plan Compensation represents bonus amounts earned during 2013 and 2015 pursuant to the Management Incentive Plan, which were paid in February 2014 and 2016, respectively. For 2014, the Company did not achieve the minimum Corporate Net Income threshold required for payout and therefore no bonus amounts were paid to any of the NEOs.

(4)

Amounts for 2015 reflect the actuarial decrease in the present value of the NEO's benefits under the Company's pension plan determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements. An increase in the discount rate and an update to the mortality table assumption led to a decrease in pension values during 2015 for all eligible individuals. Amounts for 2014 reflect a decrease in the discount rate which led to an increase in pension values.

(5)

Amounts for 2015 include 2015 Company contributions to each NEO's defined contribution accounts as follows: Mr. Stepan, Jr.: $71,817; Mr. Beamer: $28,968; Mr. Stepan: $44,886; Mr. Behrens: $28,278; and Mr. Mergner: $26,183. Amounts for 2015 also include personal use of Company-leased vehicles, personal and family use of Company-owned properties, as well as spousal travel and entertainment events. Amounts for 2015 for Mr. Stepan, Jr. also include club membership dues. Amounts for 2015 for Mr. Stepan also include club membership dues and use of certain corporate personnel for personal purposes.

(6)

Mr. Beamer was hired by the Company on July 8, 2013 and assumed the position of Vice President and Chief Financial Officer of the Company effective August 15, 2013. Upon hire, Mr. Beamer also received a grant of 3,372 shares of restricted stock which vested in 2015.

(7)	Mr. Behrens was promoted to Vice President and General Manager - Surfactants of the Company effective September 5, 2014, and was not an NEO in 2013.
(8)	Mr. Mergner was promoted to Vice President and General Manager – Polymers of the Company effective April 4, 2014, and was not an NEO in 2013 or 2014.

Due to the Company’s 2014 performance, none of the NEOs received a merit or any other increase in their base salary for 2015 except for Mr. Beamer who received a 4.47% increase in base salary as a market adjustment effective March 1, 2015 and Mr. Mergner who received a 7.27% increase in base salary as a merit and market adjustment effective March 1, 2015.

In 2016, the base salary for the Chief Executive Officer, Mr. Stepan, Jr., was increased by 5.00%. The base salaries for the other executive officers of the Company are reviewed annually and adjusted as appropriate by the Compensation and Development Committee as discussed above in the Compensation Discussion and Analysis.  In 2016, the Committee approved the following increases in annual base salary for the other NEOs: Mr. Beamer: 9.23% (3.00% for merit and 6.23% for benchmarked market adjustment); Mr. Behrens: 9.52% (3.00% for merit and 6.52% for benchmarked market adjustment); Mr. Mergner: 10.17% (5.00% for merit and 5.17% for benchmarked market adjustment); and Mr. Stepan: 0%. The 2016 base salary increases were effective March 1, 2016.

The Company has not entered into any employment agreements with any of the NEOs. Additional information related to each component of compensation for the NEOs is provided above in the Compensation Discussion and Analysis.

GRANTS OF PLAN-BASED AWARDS

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	All Other Option Awards:	Exercise or		Grant Date Fair
Name	Type of Award (1)	Grant Date	Threshold ($)	Target ($) (2)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Base Price of Option Awards ($ / Sh) (3)	Closing Price on Grant Date ($ / Sh)	Value of Stock and Option Awards ($) (4)
F. Quinn Stepan, Jr.	MIP	—	$0	$800,000	$1,600,000
	SA	2/17/2015				7,289	14,577	28,425					$566,900
	SAR	2/17/2015								28,883	$41.16	$40.98	$449,997
	NQS	2/17/2015							0	28,883	$41.16	$40.98	$449,997

Scott D. Beamer	MIP	—	$0	$193,610	$387,220
	SA	2/17/2015				1,458	2,915	5,684					$113,364
	SAR	2/17/2015								8,665	$41.16	$40.98	$135,001
	NQS	2/17/2015							0	2,888	$41.16	$40.98	$44,995

F. Quinn Stepan	MIP	—	$0	$375,000	$750,000

Scott R. Behrens	MIP	—	$0	$189,000	$378,000
	SA	2/17/2015				1,944	3,887	7,580					$151,165
	SAR	2/17/2015								11,553	$41.16	$40.98	$179,996
	NQS	2/17/2015							0	3,851	$41.16	$40.98	$59,999

Arthur W. Mergner	MIP	—	$0	$175,000	$350,000
	SA	2/17/2015				1,944	3,887	7,580					$151,165
	SAR	2/17/2015								11,553	$41.16	$40.98	$179,996
	NQS	2/17/2015							0	3,851	$41.16	$40.98	$59,999

___________________

(1)	Type of Award: MIP - Management Incentive Plan Bonus; SA - Stock Award; SAR - Stock Appreciation Rights; NQS - Non-Qualified Stock Options.
(2)

Reflects estimated Target payouts under the Company's Management Incentive Plan. These estimated amounts are based on the NEO’s current salary and position. Actual amounts paid are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)	Reflects the option price, which is the average of the opening price and closing price on the date of the grant.
(4)

Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718 for Stock Awards, Stock Appreciation Rights and Non-Qualified Stock Options granted during the fiscal year ended December 31, 2015. The grant date fair values of Stock Awards are calculated using the most probable outcome award payout level.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards:Number ofUnearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
F. Quinn Stepan, Jr.	64,000			$18.46	2/9/2017			4,846	(3)	$240,773
	54,348			$25.61	2/8/2018			13,862	(4)	$688,803
	35,766			$37.51	2/6/2019
	36,952			$42.77	2/13/2022
	38,844			$63.11	2/18/2023
		37,752		$61.91	2/17/2024
		57,766		$41.16	2/16/2025

Scott D. Beamer	5,620			$59.30	7/22/2023			808	(3)	$40,125
		6,292		$61.91	2/17/2024			2,772	(4)	$137,742
		11,553		$41.16	2/16/2025

F. Quinn Stepan	0			—	—			0		$0
		0		—	—

Scott R. Behrens	1,298			$42.77	2/13/2022			859	(3)	$42,684
	2,590			$63.11	2/18/2023			3,696	(4)	$183,671
		3,147		$61.91	2/17/2024
		6,661		$58.22	4/28/2024
		15,404		$41.16	2/16/2025

Arthur W. Mergner	4,500			$18.46	2/9/2017			808	(3)	$40,125
	2,438			$25.61	2/8/2018			3,696	(4)	$183,671
	1,734			$37.51	2/6/2019
	2,076			$42.77	2/13/2022
	1,942			$63.11	2/18/2023
		6,292		$61.91	2/17/2024
		15,404		$41.16	2/16/2025

____________________

(1)

All options in this column that expire on February 17, 2024 became exercisable on February 18, 2016 and all options in this column that expire on February 16, 2025 are exercisable on February 17, 2017 except for the 6,661 options and stock appreciation rights granted to Mr. Behrens on April 29, 2014 which become exercisable on April 29, 2016 and expire on April 28, 2024.

(2)

Reflects market value of Stock Awards granted in February 2014 and February 2015 that have not yet been earned and are valued at $49.69, the closing price of the Company’s Common Stock on December 31, 2015.

(3)

Reflects number of Stock Awards granted in February 2014 that will vest subject to adjustment based on the Company’s achievement of pre-established goals. Amounts reflect Threshold financial performance metrics. See Compensation Discussion and Analysis for additional information on vesting conditions for Stock Awards.

(4)

Reflects number of Stock Awards granted in February 2015 that will vest subject to adjustment based on the Company’s achievement of pre-established goals. Actual number of shares that vest will be determined based on the number of shares earned after the one-year Corporate Net Income measurement period ended December 31, 2015, with the shares earned increased or decreased based on the average ROIC achieved for the three-year period ending December 31, 2017.  Amounts disclosed in the table equal the Threshold of achievement as calculated after the one-year Corporate Net Income measurement period ended December 31, 2015.  See Compensation Discussion and Analysis for additional information on vesting conditions for Stock Awards.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
F. Quinn Stepan, Jr.	—	$0	11,716	$483,519
Scott D. Beamer	—	$0	3,372	$138,758
F. Quinn Stepan	—	$0	—	$0
Scott R. Behrens	—	$0	—	$0
Arthur W. Mergner	9,000	$306,488	—	$0

____________________

(1)

The Stock Awards granted in 2013 were contingent upon the Company achieving certain financial targets during the performance period ending December 31, 2015. The Company did not achieve these financial targets and therefore no Stock Awards were acquired on vesting. In addition, amounts reported for Messrs. Stepan, Jr. and Beamer reflect Stock Awards granted in 2010 and 2013, respectively, that vested in February 2015.

PENSION BENEFITS

The pension values included in the table below are the present value of the benefits expected to be paid in the future. The amount of each future payment is based on the current accrued pension benefit. The Retirement Plans include both the Retirement Plan for Salaried Employees and the SERP, and the values of the benefits issued under these plans are determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. The retirement age is the earliest unreduced retirement age as defined in each plan. Further information regarding the Company’s Retirement Plans is provided above in the Compensation Discussion and Analysis.

For the Retirement Plan for Salaried Employees and the SERP components included in Present Values of Accumulated Benefit, the normal retirement benefit is based on the following formula:

●	50% of final average earnings less 50% of the participant’s primary Social Security benefit multiplied by service up to 30 years divided by 30.
●	Normal Retirement: age 65.
●

Early Retirement: retirement before age 65 and on or after both attaining age 55 and completing five years of vesting service. The normal retirement benefit is reduced by 4/12 of 1% per month for each month between the date on which the payments begin and the date of the participant’s 63rd birthday.

●	Service: credited from date of hire to June 30, 2006, with a maximum of 30 years.
●

Final Average Earnings: highest consecutive five years of base compensation during last ten years of service through June 30, 2006. This amount is limited for the Retirement Plan for Salaried Employees to the amount allowed by Code regulations.

The specific assumptions used in estimating Present Values of Accumulated Benefit include:

●

Assumed Retirement Age: pension benefits are assumed to begin at each participant’s earliest unreduced retirement age, but not before the participant’s current age. The earliest unreduced retirement age is 63 for both plans.

●	Discount Rate: the applicable discount rates as of December 31, 2013, December 31, 2014, and December 31, 2015, are 4.9%, 4.1% and 4.4%, respectively.
●

Mortality Table: the mortality table used as of December 31, 2013, is the IRS Prescribed Mortality Table for 2014. The mortality table used as of December 31, 2014, is the RP-2014 annuitant table with Scale MP improvements.  The mortality table used as of December 31, 2015, is the RP-2015 table (RP-2014 mortality table with scale MP-2014 improvements from 2006-2014 removed) projected forward generationally using MP-2015 improvement scale. The 2015 table has slightly higher mortality rates relative to the table used for 2014.

The information shown in the table below has been developed based on actuarial assumptions that the Company believes to be reasonable. Other actuarial assumptions could also be considered to be reasonable and would result in different values.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
F. Quinn Stepan, Jr.	Retirement Plan for Salaried Employees	20.7	$643,789	$—
	Supplemental Executive Retirement Plan	20.7	$748,925	$—

Scott D. Beamer	Retirement Plan for Salaried Employees	N/A	N/A	N/A
	Supplemental Executive Retirement Plan	N/A	N/A	N/A

F. Quinn Stepan	Retirement Plan for Salaried Employees	30.0	$805,391	$72,661
	Supplemental Executive Retirement Plan	30.0	$1,514,069	$—

Scott R. Behrens	Retirement Plan for Salaried Employees	13.4	$145,636	$—
	Supplemental Executive Retirement Plan	N/A	N/A	N/A

Arthur W. Mergner	Retirement Plan for Salaried Employees	17.4	$292,780	$—
	Supplemental Executive Retirement Plan	N/A	N/A	N/A

NONQUALIFIED DEFERRED COMPENSATION

Pursuant to the Company’s Management Incentive Plan, certain executives, including the NEOs, may defer annual incentive awards earned. Deferral elections are made by eligible executives in December of each year for the amounts to be earned in the following year. Beginning in 2016, deferral elections will be made by eligible executives in June of each year for the amounts to be earned for that year.  An executive may defer all or a portion of his or her award pursuant to the provisions of the Management Incentive Plan. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which the executive may change as allowed under the Management Incentive Plan. Additional information regarding the Management Incentive Plan is included in the “Elements of Compensation” section of the Compensation Discussion and Analysis.

After an executive has elected to defer all or a portion of his or her annual incentive awards, no amounts can be paid until the executive has separated from service with the Company in accordance with the provisions of the Management Incentive Plan. At that time, benefits in the executive’s account shall be paid in a single sum or in substantially equal annual installments over 3, 5 or 10 years, as elected by the executive.

Executives may also elect to defer receipt of all or a portion of certain incentive compensation payments in accordance with the Performance Award Deferred Compensation Plan. Information regarding deferrals under the Management Incentive Plan and Performance Award Deferred Compensation Plan is included in the table below.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
F. Quinn Stepan, Jr.	$—	$—	$2,180,096	$—	$10,703,208
Scott D. Beamer	$—	$—	$—	$—	$—
F. Quinn Stepan	$—	$—	$4,977,269	$—	$31,840,249
Scott R. Behrens	$—	$—	$120,768	$—	$585,456
Arthur W. Mergner	$285,451	$—	$—	$—	$—

____________________

(1)

Reflects amounts deferred under the Management Incentive Plan for 2015, payable in 2016. In addition, also includes any Stock Awards deferred under the Performance Award Deferred Compensation Plan. The number of Stock Awards acquired on vesting is also included in the Option Exercises and Stock Vested Table.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. The Compensation and Development Committee annually reviews the adequacy and competitiveness of the amount of the annual retainer fee, Board committee chairmen fees, and stock awards, and makes adjustments as it deems appropriate.

Directors’ Fees

For the fiscal year ended December 31, 2015, Directors who were not also employees of the Company (“Non-Employee Directors”) were paid an annual retainer fee (“Annual Director Retainer Fee”) of $80,000. In addition, the Chairman of the Audit Committee was paid an additional annual fee of $15,000, the Chairman of the Compensation and Development Committee was paid an additional annual fee of $10,000, and the Chairman of the Nominating and Corporate Governance Committee was paid an additional annual fee of $10,000. No fees or other compensation for service as a Director were paid to Directors who are also employees of the Company.

Effective January 1, 2016, two changes were approved for certain Committee Chair fees.  The annual Audit Committee Chair fee was increased from $15,000 to $20,000 and the annual Compensation and Development Committee Chair fee was increased from $10,000 to $15,000.

Directors Deferred Compensation Plan

A Non-Employee Director may defer receipt of his or her Director compensation into one or more available investment options offered under the Stepan Company Directors Deferred Compensation Plan Amended and Restated as of January 1, 2012 (“Directors Deferred Plan”). At the election of a Non-Employee Director, deferred payments generally may be made in shares of Company Common Stock or cash, depending upon the election made by the Non-Employee Director.

Incentive Compensation Program for Non-Employee Directors

Pursuant to the 2011 Incentive Plan, each Non-Employee Director serving as a Director of the Company on the date of the annual meeting of stockholders each year will be awarded an annual stock award for either delivery of shares of Common Stock at the time of the grant or, at the Non-Employee Director’s election, deferred receipt of the annual stock award, upon the terms and conditions as determined by the Compensation and Development Committee (“Annual Stock Award”). For 2015, each Non-Employee Director serving as a Director of the Company on April 28, 2015, received an Annual Stock Award in the amount of $80,000 (1,632 shares of Common Stock based upon the fair market value price of $49.00 on April 28, 2015). The number of shares was determined by dividing $80,000 by the average of the opening and closing price of Common Stock on the day of grant. The Annual Stock Award vests immediately as provided in the 2011 Incentive Plan. Dividend equivalents are paid on deferred Annual Stock Awards. The Non-Employee Directors did not receive any other stock option or stock grants in 2015.

Based upon benchmark information contained in the 2013-2014 NACD Directors Compensation Report concerning equity compensation to Non-Employee Directors, the Company recommended no changes to the current $80,000 Annual Stock Award.

In addition, under the 2011 Incentive Plan, the Compensation and Development Committee is also permitted to make grants of stock options or additional stock awards to Non-Employee Directors at the times and in the amounts and subject to such other terms and conditions as determined by the Compensation and Development Committee in its sole discretion. The last stock option was granted in 2010. The 2011 Incentive Plan sets forth certain restrictions upon the exercise of stock options by Non-Employee Directors upon termination of their service by reason of death, disability, retirement or otherwise.

Non-Employee Directors’ Stock Ownership Policy

The Company maintains a Non-Employee Directors’ Stock Ownership Policy which requires each Non-Employee Director to own a minimum of Company Common Stock equivalent in value to five times the current Annual Director Retainer Fee paid by the Company. The following shares count towards the stock ownership requirements: (i) shares owned directly or by any immediate family member, (ii) shares owned indirectly as trustee or custodian for the benefit of children and family members, and (iii) shares held in the Non-Employee Director’s deferred compensation plan accounts. Stock option grants do not count towards the stock ownership requirements unless actually exercised.

Non-Employee Directors have five years from the date of their initial election or appointment as a Director to achieve compliance with these stock ownership requirements. Typically, Non-Employee Directors meet their respective stock ownership requirement by making approximately 20 percent progress each year for five years. Compliance with the stock ownership policy for all Non-Employee Directors is reviewed on an annual basis. Currently, all Non-Employee Directors are either in full compliance with stock ownership requirements or have made the requisite amount of progress towards full compliance. Any Non-Employee Director who is not in compliance with the required stock ownership level will not be eligible for any additional, discretionary grants of stock options or stock awards until compliance is achieved.

Hedging and Trading Restrictions

The Company has an Insider Trading Policy which, among other things, prohibits Non-Employee Directors from hedging the economic risk of their stock ownership. This policy also prohibits short-selling of the Company’s securities. Among other restrictions, this policy also prohibits trading in the Company’s securities outside of trading window periods or without pre-clearance.

Retirement Plan for Non-Employee Directors

The Company has a non-qualified, non-funded retirement income plan for the benefit of the Non-Employee Directors (the “Director Retirement Plan”). The Director Retirement Plan provides for a benefit after ten years of service of 50 percent of the Annual Director Retainer Fee at retirement plus two percent for each year served on the Board of Directors in excess of ten years with a maximum 25 years credit in excess of ten years. Benefits commence at 70 years of age. Effective December 31, 2005, the Director Retirement Plan was amended to provide that no other individual shall become eligible to participate in the Director Retirement Plan. In addition, all benefit accruals were frozen for current participants effective December 31, 2005. Those Non-Employee Directors who were eligible to receive benefits under the Director Retirement Plan as of December 31, 2005, will receive such benefits.

None of the current Non-Employee Directors are eligible to receive any benefits under the Director Retirement Plan.  However, the pension values for participants are the present value of the benefits expected to be paid under the Director Retirement Plan in the future. The amount of each future payment is based on each participant’s frozen accrued pension benefit in the Director Retirement Plan. The actuarial assumptions are the same as used in the Company’s financial statements. The retirement age is the earliest unreduced retirement age as defined in the Director Retirement Plan. The change in pension values has been developed based on actuarial assumptions that are considered to be reasonable. Other actuarial assumptions could also be considered to be reasonable and would result in different values. The change in pension values includes the effect of the time value of money for each Director being one year closer to the retirement age (70) for the Director Retirement Plan.

For the Director Retirement Plan components included in the present value calculation, the benefit is based on the following formula:

●	The Director Retirement Plan was frozen to new participants and there are no additional benefit accruals as of December 31, 2005.
●

The normal retirement benefit is based on the sum of (1) 50% of the Annual Director Retainer Fee in effect as of December 31, 2005, and (2) 2% of the Annual Director Retainer Fee in effect as of December 31, 2005, multiplied by the years of service in excess of ten years of service.

●	Normal Retirement: age 70.
●	Early Retirement: none.
●	Years of Service: number of completed calendar years a Non-Employee Director has served on the Board of Directors. Years of service were frozen as of December 31, 2005.

The specific assumptions used in estimating present values include:

●	Assumed Retirement Age: the normal retirement age is 70 years old.
●	Discount Rate: the applicable discount rate as of December 31, 2015, is 3.90%.
●	Mortality Table: the mortality table used as of December 31, 2015, is the RP-2015 annuitant table with Scale MP improvements.

Director Compensation Table

The table below summarizes the compensation paid by the Company to Non-Employee Directors for the fiscal year ended December 31, 2015.

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Michael R. Boyce	$87,500	$79,968	$—	$—	$—	$—	$167,468
Randall S. Dearth	$77,500	$79,968	$—	$—	$—	$—	$157,468
Joaquin Delgado	$77,500	$79,968	$—	$—	$—	$—	$157,468
Gregory E. Lawton	$87,500	$79,968	$—	$—	$—	$—	$167,468
Jan Stern Reed (4)	$15,652	$ —	$—	$—	$—	$—	$ 15,652
Edward J. Wehmer	$92,500	$79,968	$—	$—	$—	$—	$172,468

____________________

(1)

F. Quinn Stepan, Jr., the Company’s President and Chief Executive Officer, and F. Quinn Stepan, the Company’s Chairman, are not included in this table as they are employees of the Company and thus receive no compensation for their services as Directors. The compensation amounts received by Messrs. Stepan, Jr. and Stepan as employees of the Company are shown in the Summary Compensation Table.

(2)	Reflects Stock Awards granted in April 2015. Each Non-Employee Director was awarded 1,632 shares.
(3)	As of December 31, 2015, each Non-Employee Director has the following number of stock options outstanding: Mr. Boyce: 872; Mr. Dearth: 0; Dr. Delgado: 0; Mr. Lawton: 0; Ms. Reed: 0; and Mr. Wehmer: 0.
(4)	Ms. Reed was elected to the Board of Directors on October 20, 2015.

APPROVAL OF THE MATERIAL TERMS FOR QUALIFIED

PERFORMANCE-BASED COMPENSATION UNDER THE

STEPAN COMPANY 2011 INCENTIVE COMPENSATION PLAN, AS AMENDED

BACKGROUND

The Stepan Company 2011 Incentive Compensation Plan (the “2011 Incentive Plan”) was approved by the Company’s stockholders in 2011. The 2011 Incentive Plan affords the Board of Directors, acting through the Compensation and Development Committee of the Board of Directors (the “Committee”), the ability to design compensatory awards that are responsive to the Company’s needs, and includes authorization for a variety of awards designed to advance the Company’s interests and long-term success by aligning the interests of Company management and the Company’s Non-Employee Directors with those of the Company’s other stockholders.

On February 23, 2016, the Board of Directors approved certain non-material amendments to the 2011 Incentive Plan (the “Amended Incentive Plan”), effective upon the date of the approval by the Company’s stockholders of the material terms for qualified performance-based compensation under the Amended Incentive Plan, as described in this proposal. These non-material changes include updates to the share amounts to reflect the 2012 stock split and do not require stockholder approval under the terms of the 2011 Incentive Plan or the applicable stock exchange rules and regulations.

Stockholders are not being asked to approve the Amended Incentive Plan or the non-material changes made to the Amended Incentive Plan as compared to the 2011 Incentive Plan.  Instead, stockholders are only being asked to approve the material terms for “qualified performance-based compensation” under the Amended Incentive Plan for purposes of the approval requirements of Section 162(m) of the Code.

Approval of this proposal is intended to preserve the Company’s ability to potentially design certain types of awards under the Amended Incentive Plan so that it may be able to satisfy the requirements for “qualified performance-based compensation,” and may permit the Company to benefit from certain tax deductions, under Section 162(m) of the Code.

Effect of Section 162(m).  Section 162(m) of the Code generally disallows a deduction for certain compensation paid to certain of the Company’s executive officers who are covered by the Amended Incentive Plan in a taxable year to the extent that compensation to such a Covered Employee exceeds $1 million for such year.  However, some types of compensation, including “qualified performance-based compensation” under Section 162(m) of the Code, are not subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the Code.  The deduction limit does not apply to compensation paid under a stockholder-approved plan that meets certain requirements for “qualified performance-based compensation” under Section 162(m) of the Code.  While the Company believes it is in the Company’s and its stockholders’ best interests to have the ability to potentially grant qualified performance-based compensation under Section 162(m) of the Code under the Amended Incentive Plan, the Company may decide to grant compensation to Covered Employees that will not qualify as qualified performance-based compensation for purposes of Section 162(m) of the Code.  Moreover, even if the Company intends to grant qualified performance-based compensation for purposes of Section 162(m) of the Code under the Amended Incentive Plan, the Company cannot guarantee that such compensation will so qualify or ultimately will be deductible by the Company.

Generally, certain types of compensation must be based on the achievement of performance goals (for example, Performance Grants or Stock Awards), in order to satisfy the qualified performance-based compensation exception to the deduction limitation of Section 162(m) of the Code, with the payout of the award being contingent solely on the attainment of one or more performance goals determined by a committee of two or more outside directors for purposes of Section 162(m) of the Code (or, in the case of Stock Options or Stock Appreciation Rights, based on the increase in the value of the shares after the date of grant).  The Award must also be granted pursuant to a stockholder approved plan containing (1) the material terms of the performance criteria pursuant to which the performance goals may be established, (2) identification of the individuals eligible to receive Awards under the plan, and (3) a specified limit on the maximum awards that a participant may receive within a certain time period or periods under the plan.  Stockholder approval of this proposal is intended to satisfy the stockholder approval requirements under Section 162(m) of the Code.

The Company is seeking stockholder approval of the material terms for qualified performance-based compensation under the Amended Incentive Plan, including the individuals eligible to receive awards, the performance measures and the individual grant limits under the Amended Incentive Plan, to have the flexibility to potentially grant awards under the Amended Incentive Plan that may be fully deductible for federal income tax purposes.  If the Company’s stockholders approve the material terms for qualified performance-based compensation under the Amended Incentive Plan, assuming that all other Section 162(m) requirements are met, the Company may be able to obtain tax deductions with respect to awards issued under the Amended Incentive Plan to its Covered

Employees without regard to the limitations of Section 162(m) through the 2019 Annual Meeting of Stockholders. If stockholders do not approve the Amended Incentive Plan, the Company generally will be limited in its ability to make certain performance-based awards.

The Company is not seeking to increase the amount of shares of Common Stock available for issuance or to adjust any of the individual award limits contained in the Amended Incentive Plan, other than to reflect the 2012 stock split.

The following description of the Amended Incentive Plan is only a summary of its principal terms and provisions, does not purport to be a complete description of the Amended Incentive Plan and is qualified in its entirety by reference to the complete text of the Amended Incentive Plan, which is attached to this proxy statement as Appendix A.

SUMMARY OF THE AMENDED INCENTIVE PLAN

Amended Incentive Plan in General

Subject to adjustments described below, the Amended Incentive Plan will authorize the award of 2,600,000 shares of the Company’s Common Stock, $1.00 par value per share (“Common Stock”), for Stock Options, Stock Appreciation Rights, Stock Awards and Performance Grants (collectively referred to as “Awards”).  Shares issuable under the Amended Incentive Plan may be either authorized and unissued shares or treasury shares (including, in the discretion of the Board of Directors, shares purchased in the market) of Common Stock.  If any Awards made under the Amended Incentive Plan expire, terminate, or are canceled or settled in cash without the issuance of shares of Common Stock covered by the Award, those shares will be available for future awards under the Amended Incentive Plan.  Shares withheld for taxes, shares tendered to pay the purchase price of Stock Options and Stock Appreciation Rights and shares purchased by the Company in the market will not be added to the shares available for issuance.  Awards will not be transferable except by will or the laws of descent and distribution or as provided for by the Committee.  As of March 3, 2016, there were 1,052,940 shares available to be issued under the Amended Incentive Plan.

Administration

The authority to administer the Amended Incentive Plan will be vested in the Committee.  None of the members of the Committee will be eligible to receive Awards under the Amended Incentive Plan except for Non-Employee Director Awards (described below).  Subject to the terms of the Amended Incentive Plan and except for Non-Employee Director Awards, the Committee will have the authority to select employees to receive Awards, to determine the time and type of Awards, the number of shares covered by the Awards, and the terms and conditions of such Awards.  In making such determinations, the Committee may take into account the employee’s contribution and potential contribution to the Company and any other factors the Committee considers relevant.  The recipient of an Award will have no choice whether the Award will be in the form of a Stock Option, Stock Appreciation Right, Stock Award or Performance Grant.  The Committee will be authorized, in its sole discretion, to make grants of Awards as described more fully below.  The Committee will be authorized to establish rules and regulations and make all other determinations that may be necessary or advisable for the administration of the Amended Incentive Plan.

Participation

Participants in the Amended Incentive Plan will consist of Non-Employee Directors and such executive, managerial and key employees of the Company, including its subsidiaries, as the Committee may select from time to time.  In view of the discretionary authority vested in the Committee and the variable elements in the calculation of Non-Employee Director Awards, it is not possible to estimate the number of shares that may be subject to Awards with respect to any individual or group of individuals.  Although no determination has been made as to the number of key employees, including officers, who will be eligible for Awards under the Amended Incentive Plan, based on the Company’s experience with prior incentive compensation plans, it is estimated that at least 60 officers and key employees of the Company will be eligible to be considered for Awards under the Amended Incentive Plan.  All Non-Employee Directors, including the nominees for Director (currently six Directors), will be eligible for Awards under the Amended Incentive Plan.

Awards to Employees

Stock Options.  A Stock Option entitles the employee to purchase shares of Common Stock at a price and upon the terms established by the Committee at the time of the grant.  Stock Options may be granted to employees for a term of up to 10 years with an exercise price to be established by the Committee at not less than the fair market value of the Common Stock on the date of the grant or, if greater, par value.  Without prior stockholder approval, the Committee will be expressly prohibited from repricing a Stock Option if the exercise price of the new Stock Option would be less than the exercise price of the Stock Option under the existing Award surrendered for cancellation.  Subject to an individual limit for each employee on Stock Options and Stock Appreciation Rights of 700,000 shares per year, the Amended Incentive Plan will authorize the grant of both Non-Qualified Stock Options (“NQOs”) and Incentive Stock Options (“ISOs”) to employees, in the discretion of the Committee, provided that the aggregate value (determined at the time of the grant) of the Common Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year may not exceed $100,000.  However, in no event will more than 1,500,000 ISOs be issued under the Amended Incentive Plan.  Stock Options granted to employees under the Amended Incentive Plan may be exercised at any time during the exercise period established by the Committee, except that no option may be exercised before the employee completes two continuous years of employment following the date of grant or more than 10 years after the date of grant, unless provided in the Award.  The Amended Incentive Plan sets forth restrictions upon the exercise of Stock Options upon termination of employment by reason of death, disability, retirement or otherwise.  The Committee may permit the exercise price of options to be paid in cash, in shares of Common Stock, or in any combination of cash and Common Stock.  Reload options issued on the exercise of a Stock Option or otherwise will be expressly prohibited.

Stock Appreciation Rights.  Stock Appreciation Rights (“SARs”) entitle the employee to receive an amount equal to the difference between the fair market value of a share of Common Stock at the time the SAR is exercised and the exercise price specified by the Committee at the time the SAR is granted, which exercise price cannot be less than the fair market value on the date the SAR is granted.  SARs may be granted in tandem with or independently of a Stock Option.  SARs granted in tandem with a Stock Option will be exercisable at the time and at the exercise price at which the related Stock Option will be exercisable.  SARs granted independently of a Stock Option will be exercisable at the time and at the price established by the Committee.  However, no SAR may be exercisable before the employee completes two continuous years of employment with the Company following the date of grant unless provided in the Award, or more than 10 years after the date of grant.  Exercise of a SAR granted in tandem with a Stock Option will require the surrender of the tandem Stock Option, and the exercise of a Stock Option will require the surrender of any tandem SAR.  The Committee will have discretion to determine whether the exercise of a SAR will be settled in cash, in Common Stock, or in a combination of cash and Common Stock.  The Amended Incentive Plan sets forth restrictions upon the exercise of SARs upon termination of employment by reason of death, disability, retirement or otherwise.

Notwithstanding any other provision of the Amended Incentive Plan to the contrary, no participant may receive any Award of a Stock Option or Stock Appreciation Right under the Amended Incentive Plan to the extent that the sum of (1) the number of shares of Common Stock subject to such Award, plus (2) the number of shares of Common Stock subject to all other prior Awards of Stock Options and Stock Appreciation Rights under the Amended Incentive Plan during the one-year period ending on the date of the Award, would exceed 700,000 shares.

Stock Awards.  A Stock Award is a grant of shares of Common Stock to an employee, the earning, vesting or distribution of which is subject to certain conditions established by the Committee.  Stock Awards may provide for delivery of the shares of Common Stock at the time of grant or may provide for a deferred delivery date.  A Stock Award may be made in conjunction with a cash-based incentive compensation program maintained by the Company and may be in lieu of cash otherwise awardable under such program.  For those Stock Awards that are intended to be “Performance-Based Compensation” (as defined under the Code Section 162(m)), no more than 500,000 shares of Common Stock may be granted to any one employee during any one calendar year period.  Dividend equivalents may be paid on deferred Stock Awards.  The Amended Incentive Plan sets forth restrictions upon the award of Stock Awards upon termination of employment by reason of death, disability, retirement or otherwise.

Performance Grants.  A Performance Grant is a right to receive cash or shares of Common Stock (or a combination thereof) based on the attainment of one or more performance goals (“Performance Goals”) established by the Committee measured over a given performance period.  Each Performance Grant will contain the Performance Goals for the award, including the Performance Criteria, the threshold, target and maximum amounts payable, the length of the applicable performance period, whether the Performance Grant will be settled in cash or shares of Common Stock (or any combination thereof), and any other terms and conditions as are applicable to the Performance Grant.  The terms of a Performance Grant may be set in an annual bonus plan or other similar document.  Each Performance Grant will be granted and administered to comply with the requirements of Code Section 162(m).  The aggregate maximum cash amount payable under the Amended Incentive Plan to any participant in any Plan Year in settlement of Performance Grants will not exceed $2 million.  Subject to adjustments described below, the aggregate maximum number of shares of Stock that may be issued under the Amended Incentive Plan to any Participant in any Plan Year in settlement of Performance Grants will not exceed 500,000.  Subject to adjustments described below, the total number of shares of Common Stock that can be issued as Stock Awards and Performance Grants will not exceed 900,000.  The Amended Incentive Plan sets forth restrictions upon the award of Performance Grants upon termination of employment by reason of death, disability, retirement or otherwise.

Performance Criteria.  The Performance Criteria that can be used under the Amended Incentive Plan will be share price, market share, revenue, earnings per share, return on equity, return on assets, cash flow, return on investment, return on invested capital, net income, net income per share, operating earnings, and operating earnings per share.  One or more Performance Criteria can be used, individually or in combination.  The Performance Criteria can be applied to either the Company as a whole or to a business unit or subsidiary.  Performance Criteria can be measured on an absolute basis or relative to a pre-established target and can be compared to previous years’ results or to a designated comparison group. The Committee may adjust performance under a Performance Criteria to exclude certain unusual or extraordinary events.

Non-Employee Director Awards

Non-Employee Directors.  Subject to approval by the Company’s stockholders, the Amended Incentive Plan will provide that, as of the date of the annual meeting of the Company’s stockholders in each calendar year during the term of the Amended Incentive Plan, each Non-Employee Director serving as a Director of the Company on such date will automatically be awarded a Stock Award for either delivery of the shares of Common Stock at the time of the grant or, at the Non-Employee Director’s election, deferred receipt of such Stock Award, upon the terms and conditions as determined by the Committee in its sole discretion at the time the Stock Award is granted.  Dividend equivalents will be paid on deferred Stock Awards.  In addition, the Committee will also be able to make grants of Stock Options or additional Stock Awards to Non-Employee Directors at the times and in the amounts and subject to such other terms and conditions to be determined by the Committee in its sole discretion.  The option price of each share of Common Stock under a Stock Option granted to a Non-Employee Director will be equal to the fair market value of a share of Common Stock on the date of the grant or, if greater, par value.  The option price may be paid, upon exercise, in cash, in shares of Common Stock or in any combination of cash or Common Stock as the Non-Employee Director elects.  No Stock Option granted to a Non-Employee Director may be exercised before the Non-Employee Director completes two continuous years of service as a Non-Employee Director following the date of the grant, or more than 10 years after the date of the grant.  The Amended Incentive Plan sets forth restrictions upon the award of Stock Awards or the exercise of Stock Options by Non-Employee Directors upon termination of their service by reason of death, disability, retirement or otherwise.

The Stock Awards awarded to a Non-Employee Director under the Amended Incentive Plan are in addition to the Annual Director Retainer Fee and Board committee chairmen fees payable to the Non-Employee Director by the Company in cash or deferred compensation.  The Company from time to time reviews the adequacy and competitiveness of the amount of the Annual Director Retainer Fee, Board committee chairman fees and Stock Awards and makes adjustments as it deems appropriate.

Adjustments

In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the aggregate number of shares with respect to which Awards may be made under the Amended Incentive Plan, any other share limits in the Amended Incentive Plan, and the terms and the number of shares of any outstanding Award may be equitably adjusted by the Committee in its discretion.  In addition, if the Company is a party to a consolidation, consummation of a merger, or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or persons acting as a group, a sale or transfer of substantially all of the Company’s assets or any similar transaction, then the Committee may take any actions with respect to outstanding Awards as the Committee deems appropriate.

Amendment and Termination

The Board of Directors may amend or terminate the Amended Incentive Plan at any time, provided that no amendment of the Amended Incentive Plan may (i) increase the number of shares of Common Stock with respect to which Awards may be made (except as described above in “Adjustments”), (ii) otherwise be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, or (iii) alter or impair any Award previously granted under the Amended Incentive Plan without the consent of the holder thereof.  No Awards may be made under the Amended Incentive Plan after December 31, 2019.

Federal Income Tax Consequences

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Amended Incentive Plan based on federal income tax laws in effect.  This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended Incentive Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Recipients.  The grant of an NQO, ISO or SAR will not result in taxable income to the recipient at the time of grant.  The recipient generally will realize taxable ordinary income, at the time of exercise of an NQO, in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares.

The exercise of an ISO generally also will not result in taxable income to the recipient.  If the recipient does not dispose of the Common Stock during the applicable holding period, then, upon disposition, any amount realized in excess of the exercise price will be taxed to the employee as capital gain.  If the holding period requirements are not met, the recipient will generally realize taxable ordinary income, at the time of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price.  Under the holding period requirements, the recipient must hold the Common Stock for at least two years from the date the ISO was granted and one year from the date the Common Stock was transferred to the recipient.  The exercise of an ISO and the disposition of Common Stock acquired pursuant thereto must be taken into account in computing the recipient’s alternative minimum taxable income.

Upon exercise of a SAR, the amount of cash or the fair market value of Common Stock received will be taxable to the recipient as ordinary income.

The recipient of a Stock Award generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock received at such time the Common Stock is no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (which we refer to as the Restrictions).  However, a recipient may instead elect under Section 83(b) of the Code within 30 days of the date of transfer of the Common Stock to have taxable ordinary income on the date of transfer of the Common Stock equal to the excess of the fair market value of such Common Stock (determined without regard to the Restrictions) over the purchase price, if any, of the Stock Award.  If a Section 83(b) election has not been made, any dividends received with respect to a Stock Award that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Upon grant of a Performance Grant, no income generally will be recognized by the recipient.  Upon payment in respect of the earn-out of the Performance Grant, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any Common Stock received.

All taxable income recognized by a recipient under the Amended Incentive Plan is subject to applicable tax withholding which may be satisfied, under circumstances set forth in the Amended Incentive Plan, through the surrender of shares of Common Stock that the recipient already owns, or to which the recipient is otherwise entitled under the Amended Incentive Plan.

Tax Consequences to the Company or its Subsidiaries.  To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.  In this regard, certain types of Awards under the Amended Incentive Plan, such as time-vested Stock Awards, cannot qualify as performance-based awards under Section 162(m) of the Code, and in other cases, may fail to qualify if all requirements for qualification are not met in connection with such awards.

The reported closing price of the Company’s Common Stock on the New York Stock Exchange for March 3, 2016, was $52.92 per share.

New Plan Benefits

It is not possible to determine specific amounts and types of Awards that may be awarded in the future under the Amended Incentive Plan because the grant and actual settlement of Awards under the Amended Incentive Plan are subject to the discretion of the plan administrator.

REQUIRED VOTE FOR APPROVAL

The approval by the affirmative votes of the holders of a majority of the shares of Common Stock present, or represented by proxy, and entitled to vote at the meeting is necessary for the approval of the material terms for qualified performance-based compensation under the Stepan Company 2011 Incentive Compensation Plan, As Amended.

PROPOSAL:  The Board of Directors recommends that the stockholders vote FOR the approval of the material terms for qualified performance-based compensation under the Stepan Company 2011 Incentive Compensation Plan, As Amended.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required under the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), the Company is including in this proxy statement a non-binding advisory vote regarding compensation of the Company’s NEOs. The Company asks annually for the stockholders to indicate their approval of the compensation paid to the Company’s NEOs as described in this proxy statement under the heading “Executive Compensation,” which includes the Compensation Discussion and Analysis as well as the compensation tables and related narratives included elsewhere in this proxy statement. Those sections describe the Company’s NEO compensation programs and the rationale behind the decisions made by the Compensation and Development Committee.

This Say-on-Pay vote provides stockholders with the opportunity to express their views about the compensation paid to the Company’s NEOs as described in this proxy statement. A stockholder may vote “FOR” or “AGAINST” the resolution or may “ABSTAIN” from voting on the resolution. The result of the Say-on-Pay vote will not be binding on the Company or the Board of Directors. However, the Board of Directors values the views of the Company’s stockholders and will review the voting results and take them into consideration when making future decisions regarding compensation of the Company’s NEOs. At the 2015 Annual Meeting of Stockholders, the Company’s executive compensation was approved by approximately 90% of the votes cast on the advisory Say-on-Pay vote. The Board of Directors and the Compensation and Development Committee considered these voting results when they made decisions regarding the compensation of the Company’s NEOs.

The Board of Directors believes that the Company’s executive compensation program is appropriately designed and is operating effectively to compensate the Company’s NEOs based on achievement of annual and long-term performance goals that are aligned with enhanced stockholder value. As described in the Compensation Discussion and Analysis, the Company’s objectives for its compensation program, including the compensation program for the NEOs, are as follows:

●	motivate employees to achieve and maintain a high level of performance, and drive improved year-over-year financial performance that will help the Company achieve its goals;
●	align the interests of our employees with the interests of our stockholders;
●	provide for levels of compensation competitive with the marketplace; and
●	attract and retain employees of outstanding ability.

In support of these objectives, the Compensation and Development Committee follows these guiding principles for setting and awarding NEO executive compensation:

●

Pay for Performance. The basic premise of the Company’s NEO compensation philosophy is to pay for performance. The Company’s intention is to foster a performance-driven culture with competitive total compensation as a key driver for executive employees. Compensation levels commensurate with Company performance align the interests of the Company’s NEOs with the interests of the Company’s stockholders. For 2015, incentive pay was directly connected to Company and individual performance. See both the “Short-Term Incentive Compensation” and the “Long-Term Incentive Compensation” sections in the Compensation Discussion and Analysis of this proxy statement for a discussion on the connection between Company performance and compensation levels for each incentive compensation component.

●

Competitive Compensation. Base salary was surveyed and determined to be consistent with similar positions in similar industries. The Company believes that the level of 2015 executive compensation offered as part of its total reward components was necessary to attract and retain talented NEOs. See the “Compensation Survey Data and Peer Group Data” section in the Compensation Discussion and Analysis of this proxy statement for a description of the process used for comparing the Company’s compensation programs with those of the Company’s peers.

●

Equity-Based Compensation Aligns the Company with the Interests of Stockholders. The Compensation and Development Committee has designed the compensation for NEOs to depend on the achievement of objective performance goals that drive, and are aligned with, stockholder value. Information related to the amount of NEO compensation that is paid as stock options, SARs and performance shares is described in the “Long-Term Incentive Compensation” section in the Compensation Discussion and Analysis of this proxy statement.

●

Stock Ownership Policy. The Company maintains a stock ownership policy because it believes that ownership of Company stock by key executives is desirable in order to focus both short-term and long-term decision-making on the best interests of the Company and its stockholders. See the “Stock Ownership Policy” section in the Compensation Discussion and Analysis of this proxy statement for a more detailed description of this policy.

●

Hedging and Trading Restrictions. The Company has an Insider Trading Policy which prohibits NEOs from hedging the economic risk of their stock ownership and prohibits short-selling of the Company’s securities. In addition, the Insider Trading Policy prohibits trading in the Company’s securities outside of trading window periods or without pre-clearance.

●

Reasonable and Limited Perquisites and Other Benefits. The limited amount of benefits and perquisites offered to the NEOs is common with companies in our industry and is reasonable in both nature and amount.

●

No Severance/Change-in-Control Agreements. None of the NEOs have any arrangement that provides for severance payments. Additionally, none of the NEOs are entitled to payment of any benefits upon a change-in-control.

As summarized above, the compensation earned by the Company’s NEOs for 2015 was aligned with both the Company’s pay for performance philosophy and 2015 Company performance. For the reasons discussed above and elsewhere in this proxy statement, the Board of Directors recommends that the stockholders vote to approve the following resolution:

RESOLVED, that on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and related narratives, is hereby APPROVED.

PROPOSAL: The Board of Directors recommends that the stockholders vote FOR the approval of the above resolution relating to the compensation of the Company’s NEOs.

REPORT OF THE AUDIT COMMITTEE

In 2015, the Company’s Audit Committee was comprised of the following Non-Employee Directors: Mr. Boyce, Mr. Dearth, Dr. Delgado, Mr. Lawton, Ms. Reed (elected October 20, 2015) and Mr. Wehmer. Each of these Directors satisfies the New York Stock Exchange’s rules for independence. During 2015, Mr. Wehmer served as Chairman of the Audit Committee.

The Audit Committee has:

(a)

reviewed and discussed with management and Deloitte & Touche LLP (“Deloitte”), the independent registered public accounting firm appointed by the Board of Directors, the Company’s audited financial statements as of and for the year ended December 31, 2015;

(b)

discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees;

(c)

received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; and

(d)	considered whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining auditor independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Company’s audited financial statements as of and for the year ended December 31, 2015, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Michael R. Boyce

Randall S. Dearth

Joaquin Delgado

Gregory E. Lawton

Jan Stern Reed

Edward J. Wehmer

AUDIT COMMITTEE

The information contained in the Report of the Audit Committee above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

ACCOUNTING AND AUDITING MATTERS

Upon the recommendation of its Audit Committee, the Board of Directors has selected Deloitte as the independent registered public accounting firm for the Company for 2016. In connection with the audits for the two most recent fiscal years, there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in connection with its report on the financial statements of the Company for such time periods. Also during those time periods, there have been no “reportable events,” as such term is used in Item 304(a)(1)(v) of Regulation S-K.

Deloitte’s reports on the financial statements of the Company for the last two years contained neither an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Representatives of Deloitte are expected to be present at the 2016 Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from the stockholders.

PROPOSAL: Upon the recommendation of its Audit Committee, the Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte as the independent registered public accounting firm for the Company and its subsidiaries for fiscal year 2016.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services rendered by Deloitte for the audit of the Company’s annual financial statements for the years ended December 31, 2015, and December 31, 2014, and fees billed for other services rendered by Deloitte during those periods:

	2015	2014

Audit Fees (a)	$1,352,500	$1,411,500
Audit-Related Fees (b)	0	0
Tax Fees (c)	282,300	326,200
All Other Fees (d)	2,600	2,600
Total	$1,637,400	$1,740,300

(a)

Audit services consist of the audit of the Company’s annual consolidated financial statements, the review of the Company’s quarterly consolidated financial statements, the audit of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002, and foreign statutory audits.

(b)	There were no Audit-Related Fees in 2014 or 2015.
(c)	Tax Fees for 2014 and 2015 consist of tax advisory services, assistance with tax return filings in certain foreign jurisdictions, and preparation of expatriate tax returns.
(d)	All Other Fees consist of an annual subscription fee for an online accounting research tool licensed from Deloitte in 2014 and 2015.

Pre-Approval Policy

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring the pre-approval of all audit, audit-related, and permissible non-audit services provided by the independent registered public accounting firm. A copy of this policy is available at no charge upon written request to the Secretary of the Company. The policy provides guidance to management as to the specific services that the independent registered public accounting firm may perform for the Company. The policy requires that a description of the services expected to be performed by the independent registered public accounting firm, together with an estimate of fees, be provided to the Audit Committee for approval on an annual basis. The scope of these services is carefully considered by the Audit Committee to ensure such services are consistent with the rules of the SEC on auditor independence.

Any requests for audit, audit-related, and non-audit services not previously authorized must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled Audit Committee meetings. However, the policy delegates to the Audit Committee Chairman, the authority to grant specific pre-approval between meetings provided that the Chairman reports any pre-approval decision to the Audit Committee at its next regularly scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.

All of the services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, if any, were approved by the Audit Committee in accordance with its pre-approval requirements.

2017 STOCKHOLDER PROPOSALS

In order for proposals from Company stockholders to be included in the Proxy Statement and Form of Proxy for the 2017 Annual Meeting of Stockholders in accordance with SEC Rule 14a-8, the Company must receive the proposals at its administrative offices at Edens Expressway and Winnetka Road, Northfield, Illinois 60093, no later than November 24, 2016.

A stockholder that intends to present business at the 2017 Annual Meeting of Stockholders other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company’s By-laws. Among other things, to properly bring business before an annual meeting (other than director nominations), a stockholder must give written notice containing the information required by the Company’s By-laws, which must be received by the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Therefore, because the 2016 Annual Meeting of Stockholders is scheduled for April 26, 2016, the Company’s Secretary must receive the requisite notice and information for a stockholder proposal submitted other than pursuant to Rule 14a-8 no later than January 26, 2017.

A stockholder that intends to nominate a candidate for election as a director at the 2017 Annual Meeting of Stockholders must comply with the requirements set forth in the Company’s By-laws. Among other things, a stockholder must give written notice containing the information required by the Company’s By-laws, which must be received by the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Therefore, because the 2016 Annual Meeting of Stockholders is scheduled for April 26, 2016, the Company’s Secretary must receive the requisite notice and information for a nomination of a candidate for director no later than January 26, 2017.

In the event the 2017 Annual Meeting of Stockholders is called for a date that is not within 30 days before or after the anniversary date of the 2016 Annual Meeting of Stockholders, then the foregoing notices required by the Company’s By-laws, to be timely, must be received not later than the close of business on the tenth day following the date on which notice of the 2017 Annual Meeting of Stockholders is first given to stockholders or public disclosure of such meeting is made, whichever first occurs.

COMMUNICATIONS FOR ALL INTERESTED PARTIES

All interested parties may communicate directly with the Board of Directors, Non-Employee Directors or specified Directors of the Company by submitting all communications in writing to the Nominating and Corporate Governance Committee Chairman, c/o Secretary’s Office, Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093. The Secretary delivers all correspondence to the Nominating and Corporate Governance Committee Chairman without first screening the correspondence.

By order of the Board of Directors,

JENNIFER ANSBRO HALE

                Secretary

Northfield, Illinois

March 24, 2016

Appendix A

Stepan Company

2011 Incentive Compensation Plan, As Amended

SECTION 1

General

1.1  Purpose.  Stepan Company (the “Company”) has established the Stepan Company 2011 Incentive Compensation Plan (the “Plan”) to promote the long-term financial interests of the Company by (i) helping attract and retain executive, managerial and key employees and directors of outstanding ability; (ii) providing incentive compensation opportunities in the form of Stock Options, Stock Appreciation Rights, Stock Awards and Performance Grants (each as described in Section 3 and sometimes referred to hereinafter, collectively, as “Awards”) that are competitive with those of other major corporations; and (iii) furthering the alignment of interests of Participants (as described in Section 2) with those of the Company’s stockholders.

1.2  Effective Date.  The Plan shall be effective upon the approval of the holders of a majority of the outstanding shares of stock of the Company present or represented and entitled to vote at the 2011 annual meeting of its stockholders (the “Effective Date”).

1.3  Administration.  The authority to manage and control the operation and administration of the Plan shall be vested in the Compensation and Development Committee of the Board of Directors of the Company, or any successor thereto (the “Committee”).  Subject to the express provisions of the Plan, the Committee shall have the full and complete authority:  (i) to interpret and construe the provisions of the Plan; (ii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iii) to select Participants in the Plan for purposes of Awards under Section 3; (iv) to grant Awards under the Plan in such forms and amounts and subject to such restrictions, limitations and conditions as it deems appropriate; (v) to correct any defect or omission and to reconcile any inconsistency in the Plan or in any Award granted hereunder; (vi) to delegate any portion of its authority under the Plan to make Awards to an executive officer of the Company, subject to any conditions that the Committee may establish, and (vii) to make all other determinations and to take all other actions as it deems necessary or desirable for the implementation and administration of the Plan.  The determination of the Committee on matters within its authority shall be conclusive and binding upon the Company and all other persons.  The Committee may delegate the administration of the Plan to an officer or officers of the Company who may engage the assistance of administrator(s), and the administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of shares of Stock (as defined below) upon the exercise, vesting and/or settlement of an Award, and to take any other actions as the Committee may specify, provided that in no case shall any administrator be authorized to grant Awards under the Plan.  Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee.

1.4  Shares Subject to the Plan.  Subject to subsection 1.5, an aggregate of 2,600,000 shares of common stock of the Company (“Stock”) shall be available for issuance under the Plan.  Such shares shall be either authorized and unissued shares or treasury shares (including, in the discretion of the Board of Directors of the Company, shares purchased in the market) of Stock.  If any Awards under the Plan or portion thereof shall expire unexercised, terminate, be surrendered, canceled, settled in cash in lieu of Stock or in such manner that all or some of the shares subject to the Award are not issued to the Participant, such shares shall (unless the Plan shall have terminated) become available for additional Awards under the Plan.  Shares withheld for taxes pursuant to subsection 5.1, shares tendered to pay the purchase price of Stock Options and Stock Appreciation Rights pursuant to subsections 3.2 and 4.2, and shares purchased by the Company in the market shall not be added to the shares available for issuance.  The Plan does not permit liberal share counting for Stock Appreciation Rights.  All shares of stock covered by a Stock Appreciation Right shall be counted towards the shares available for issuance.  Upon approval of the Plan by the Company’s stockholders, no additional grants of awards may be made under the Stepan Company 2006 Incentive Compensation Plan.

1.5  Adjustments to Number of Shares Subject to the Plan. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust the Plan and outstanding Awards to preserve the benefits or potential benefits of the Plan and the Awards.  Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Option Price of outstanding Stock Options and Stock Appreciation Rights; and (iv) any other adjustments that the Committee determines to be equitable.

If the Company is a party to a consolidation, consummation of a merger, or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or persons acting as a group, a sale or transfer of substantially all of the Company’s assets or any similar transaction, then the Committee may take any actions with respect to outstanding Awards as the Committee deems appropriate.  The Committee may take the foregoing actions under subsection 1.5 without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

1.6  Performance Criteria. For purposes of this Plan, the term “Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured annually over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: share price, market share, revenue, earnings per share, return on equity, return on assets, cash flow, return on investment, return on invested capital, net income, net income per share, operating earnings, and operating earnings per share.  To the extent consistent with Section 162(m) of the Internal Revenue Code of 1986, As Amended (the “Code”), the Committee shall appropriately adjust any evaluation of performance under a Performance Criteria to exclude any of the following events that occurs during a performance period:  (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for discontinued operations, reorganization and restructuring programs, (v) any acquisitions, asset sale, divestiture or other disposition, and (vi) any extraordinary non-recurring items as described in Accounting Standards Codification Topic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

SECTION 2

Participation

2.1  Participation.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate from time to time the executive, managerial and key employees of the Company, including its subsidiaries, who shall be Participants in the Plan.  In making this determination, the Committee shall take into account the employee’s contribution and potential contribution to the Company and any other factors that the Committee determines to be relevant.  Each member of the Company’s Board of Directors who is not otherwise an employee of the Company (a “Non-Employee Director”) shall become a Participant in the Plan upon receipt of an Award in accordance with the provisions of Section 4.

SECTION 3

Awards to Employees

3.1  Stock Options.  Subject to the terms and conditions of the Plan including the limitations of subsection 3.4, the Committee shall designate the employees to whom options to purchase shares of Stock (“Stock Options”) are to be granted under the Plan, and shall determine the number, type and terms of the Stock Options to be granted to each of them.  Each Stock Option shall entitle the Participant to purchase shares of Stock upon the terms and conditions and at the price determined by the Committee at the time the Stock Option is granted, subject to the following provisions of this Section 3.  Any Stock Option granted under this Section 3 that satisfies all of the requirements of Code section 422 may be designated by the Committee as an “Incentive Stock Option.”  However, in no event shall more than 1,500,000 Incentive Stock Options be issued under the Plan, and Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.  Stock Options that are not so designated or that do not satisfy the requirements of Code section 422 shall not constitute Incentive Stock Options and shall be referred to below as “Non-Qualified Stock Options.”  Shares of Stock purchased pursuant to the exercise of a Non-Qualified Stock Option shall be transferred to the person entitled thereto as soon as practicable after the exercise.  Reload options issued on the exercise of a Stock Option or otherwise are expressly prohibited.

3.2  Option Price.  The purchase price of each share of Stock under a Stock Option granted under this Section 3 shall be determined by the Committee at the time of the Award; provided, however, that in no event shall such price be or ever become less than the Fair Market Value (as defined in subsection 5.2) of a share of Stock on the date the Stock Option is granted or, if greater, par value.  Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other awards or Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights without stockholder approval. To the extent provided by the Committee, the purchase price of each share of Stock purchased upon the exercise of any Stock Option granted under this Section 3 shall be paid, at the time of exercise, in cash (including check, bank draft or money order), in shares of Stock (valued using the price of a share of Stock on the principal exchange on which the Stock is then traded at the time of exercise) or in any combination of cash and Stock. In addition, to the extent permitted by the Committee and by law, the Participant may pay the Option Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.  If applicable, separate certificates representing the shares purchased by exercise of Incentive Stock Options and by exercise of Non-Qualified Stock Options shall be delivered to the person entitled thereto as soon as practicable after such exercise.

3.3  Stock Appreciation Rights.  Subject to the limitations of subsection 3.4, the Committee may, in its sole discretion, award “Stock Appreciation Rights” to Participants together with or independently of any Stock Option contemporaneously granted under this Section 3.  A Participant who is awarded a Stock Appreciation Right shall be entitled to receive from the Company, at the time such right is exercised, that number of shares of Stock having an aggregate Fair Market Value equal to the product of (i) the number of shares of Stock as to which the Participant is exercising the Stock Appreciation Right, and (ii) the excess of the Fair Market Value (at the date of exercise) of a share of Stock over the Option Price specified by the Committee at the time when the Stock Appreciation Right was awarded, which shall not be and shall never become less than the Fair Market Value of a share of Stock on the date of such Award.  Stock Appreciation Rights shall be exercisable at such times, on such terms, and at such price as the Committee shall determine at the time the Award is granted; provided, however, that if a Stock Appreciation Right is granted together with a Stock Option:  (i) the Stock Appreciation Right shall be exercisable only to the extent that the related Stock Option is exercisable; (ii) the Stock Appreciation Right shall be canceled to the extent that the related Stock Option is exercised; and (iii) the Stock Option shall be canceled to the extent that the related Stock Appreciation Right is exercised.  The Committee, in its sole discretion, may elect to settle all or a portion of the Company’s obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in an amount equal to the Fair Market Value of the shares of Stock it would otherwise be obligated to deliver.  In exercising such discretion, the Committee shall take into account the Participant’s need to pay taxes arising out of the exercise of the Stock Appreciation Right and the Company’s purpose in establishing the Plan to encourage ownership of Stock by Participants.

3.4  Limitations on Stock Options and Stock Appreciation Rights.

(a)  Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of a Stock Option or Stock Appreciation Right under the Plan to the extent that the sum of:

(i)  the number of shares of Stock subject to such Award; and

(ii)  the number of shares of Stock subject to all other prior Awards of Stock Options and Stock Appreciation Rights under the Plan during the one-year period ending on the date of the Award;

would exceed the Participant’s Individual Limit under the Plan.  The determination made under the foregoing provisions of this subsection shall be based on the shares subject to the Awards at the time of grant, regardless of when the Awards become exercisable.  Subject to the provisions of subsection 1.5, a Participant’s “Individual Limit” shall be 700,000 shares.

(b)  Notwithstanding any other provision of the Plan to the contrary, no Modification shall be made to any Stock Option or Stock Appreciation Right, if such Modification would result in the Stock Option or Stock Appreciation Right constituting a deferral of compensation or having an additional deferral feature within the meaning of Treas. Regs. § 1.409A-1(b)(5)(v)(A).  Subject to the last sentence of this subsection 3.4(b), a “Modification” shall mean any change in the terms of the Stock Option or Stock Appreciation Right (or change in the terms of the Plan or applicable agreement) that may provide the holder of the Stock Option or Stock Appreciation Right with a direct or indirect reduction in the Option Price, or an additional deferral feature, or an extension or renewal of the Stock Option or Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms.  An extension of a Stock Option or Stock Appreciation Right refers to the provision to the holder of an additional period of time within which to exercise the Stock Option or Stock Appreciation Right beyond the time originally prescribed, the conversion or exchange for a legally binding right to compensation in a future taxable year, or the addition of any feature for the deferral of compensation as provided in Treas. Regs. § 1.409A-1(b)(v)(C).  A renewal of a Stock Option or Stock Appreciation Right is the granting by the Company of the same rights or privileges contained in the original Stock Option or Stock Appreciation Right on the same terms and conditions.  Notwithstanding the above, it is not a Modification to change the terms of a Stock Option or Stock Appreciation Right in any of the ways or for any of the purposes specifically described in Treas. Regs. § 1.409A-1(b)(v) as not resulting in a modification, extension or renewal of a stock right, or the granting of a new stock right, for purposes of that section.

(c)  Dividends.  Anything in the Plan to the contrary notwithstanding, no dividends or dividend equivalents may be paid on Stock Options or Stock Appreciation Rights.

3.5  Stock Awards.  The Committee may, in its sole discretion, award Stock Awards under the Plan.  A Stock Award under the Plan is a grant of shares of Stock to a Participant, the earning, vesting or distribution of which is subject to one or more conditions established by the Committee.  Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Stock Award is granted, or the date the Stock is earned by, vested in or delivered to the Participant.  If the vesting of Stock Awards is subject to conditions occurring after the date of grant, the period beginning on the date of grant of a Stock Award and ending on the vesting or forfeiture of such Stock (as applicable) is referred to as the “Restricted Period.”  Stock Awards may provide for delivery of the shares of Stock at the time of grant or at the end of (or at pre-established increments during) a Restricted Period.  A Stock Award may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company and may, but need not, be in lieu of cash otherwise awardable under such program.

3.6  Terms and Conditions of Stock Awards.  Stock Awards granted to Participants under the Plan shall be subject to the following terms and conditions:

(a)  Beginning on the date of grant (or, if later, the date of distribution) of shares of Stock comprising a Stock Award, and including any applicable Restricted Period, the Participant as owner of such shares shall have the right to vote such shares.

(b)  Payment of dividends with respect to Stock Awards shall be subject to the following:

(i)  On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, and the shares have been distributed to the Participant, the Participant shall have all rights of a stockholder with respect to such shares, including the right to receive any dividends or other distributions thereon.

(ii)  Prior to the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, an amount equal to any dividend payable with respect to a share of Stock multiplied by the number of shares comprising the Stock Award (a “Dividend Equivalent”) shall be credited to the Participant and shall vest and be paid, if at all, in accordance with the same terms as apply to the shares comprising the Stock Award to which such Dividend Equivalent relates.  A Dividend Equivalent may be paid in cash or stock, as determined by the Committee.

(c)  To the extent that the Committee determines that it is necessary or desirable to conform any Stock Awards under the Plan with the requirements applicable to “Performance-Based Compensation,” as that term is used in Code section 162(m)(4)(C), it may, at or prior to the time a Stock Award is granted, take such steps and impose such restrictions with respect to such Stock Award as it determines to be necessary to satisfy such requirements including, without limitation:

(i)  The establishment of performance goals that must be satisfied prior to the payment or distribution of benefits under such Stock Awards.  Such performance goals may be based on any Performance Criteria as defined in subsection 1.6.  Each objective performance goal must be based upon or measured by performance criteria which would permit a third party having knowledge of the relevant facts to determine whether the objective performance goal was satisfied and to calculate the amount of the Stock Awards to be granted.  The Committee shall have no discretion to adjust the goals for a Stock Award once they have been set except as provided in subsection 1.6.  The Committee must certify in writing that the goals have been met before any grants of Stock Awards may vest.

(ii)  Providing that no payment or distribution be made under such Stock Awards unless the Committee certifies that the goals and the applicable terms of the Plan and agreement reflecting the Awards have been satisfied.

(d)  Subject to subsection 1.5 for Stock Awards that are intended to be “Performance‑Based Compensation” (as that term is used for purposes of Code section 162(m)), no more than 500,000 shares of Stock may be granted as Stock Awards to any one individual during any one calendar year period (sometimes referred to hereinafter as a “Plan Year”).

(e)  To the extent a Stock Award provides for the delivery of shares of Stock at the end of the Restricted Period and/or for the payment of any Dividend Equivalent credits related to such shares, payment of such Stock Award and Dividend Equivalents to which the Participant is entitled, if any, following the end of the Restricted Period shall be made no later than the fifteenth day of the third month following the end of the tax year in which the Restricted Period ends unless the Participant has elected to defer payment pursuant to the terms of any applicable plan, contract or other arrangement of the Company permitting such deferral.

3.7  Performance Grants.  The Committee may, in its sole discretion, award Performance Grants under the Plan.  A Performance Grant is a right to receive cash or shares of Stock (or a combination thereof) based on the attainment of one or more performance goals (“Performance Goals”) established by the Committee measured over a given performance period, which is no less than three years.  Each Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria, the threshold, target and maximum amounts payable, the length of the applicable performance period, whether the Performance Grant will be settled in cash or shares of Stock (or any combination thereof), and any other terms and conditions as are applicable to the Performance Grant.  The terms of a Performance Grant may be set in an annual bonus plan or other similar document.  Each Performance Grant shall be granted and administered to comply with the requirements of Code section 162(m).  In the event of any conflict between a Performance Grant and the Plan, the terms of the Plan shall govern.

3.8  Terms and Conditions of Performance Grants.  Performance Grants awarded to Participants shall be subject to the following terms and conditions:

(a)  Performance Goals.  The Committee shall establish the Performance Goals for Performance Grants.  The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants.  The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant, and Plan Year to Plan Year.  The Committee may increase, but not decrease, any Performance Goal during a Plan Year except as provided in subsection 1.6.

(b)  Achievement of Performance Goals.  The Committee shall establish for each Performance Grant the amount of cash or shares of Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria.  Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of the period.  All determinations regarding the achievement of any Performance Goals will be made by the Committee.  The Committee may not increase during a Plan Year the amount of cash or shares of Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

(c)  Payment of Performance Grants.  The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of Performance Criteria to the Performance Goal as established in the Performance Grant.  All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.  Performance Grants will be paid in cash, shares of Stock or both, at the time or times as are provided in the Performance Grant, which, unless otherwise provided in the terms of the Performance Grant, shall be no later than the fifteenth day of the third month following the end of the tax year in which the performance period ends.  A Performance Grant payable in cash may allow a Participant to elect to receive a payment in shares of Stock that has a greater Fair Market Value than the cash award, and the Performance Grant may impose restrictions on the shares of Stock issued under the election.

(d)  Limitations.  Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.  A Participant who receives a Performance Grant payable in shares of Stock shall have no rights as a stockholder until the shares of Stock are issued pursuant to the terms of the Performance Grant.  The shares of Stock may be issued without cash consideration.  A Participant’s interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(e)  Deferral.  The Company or the Committee may establish a separate plan or program under which a Participant may elect to defer the receipt of payment of a Performance Grant when otherwise payable.  Any plan or program for deferral shall comply with the requirements of Code section 409A.

(f)  Code Section 162(m) Limitations.  The aggregate maximum cash amount payable under the Plan to any Participant in any Plan Year in settlement of Performance Grants shall not exceed $2 million.  Subject to subsection 1.5, the aggregate maximum number of shares of Stock that may be issued under the Plan to any Participant in any Plan Year in settlement of Performance Grants shall not exceed 500,000.

3.9  Limitations on Awards.  Subject to subsection 1.5, the aggregate maximum number of shares of Stock that may be issued under the Plan as Stock Awards and/or Performance Grants shall be 900,000.

3.10  Limitations on Exercise.  Unless otherwise provided by the Committee in the Award, no Stock Option or Stock Appreciation Right awarded under this Section 3 may be exercised by any person prior to the date, if any, on which the Participant to whom the Award was granted completes two continuous years of employment with the Company, including its subsidiaries, after the grant thereof.

3.11  Expiration of Awards to Employee.  All rights with respect to an Award made under this Section 3 shall automatically terminate as of the Award’s “Expiration Date.”  The “Expiration Date” with respect to an Award or any portion thereof, granted to a Participant under this Section 3 shall be the earliest of:

(a)  the date which is 10 years after the date on which the Award is granted;

(b)  the date established by the Committee at the time of the Award;

(c)  in the case of an Incentive Stock Option, the date which is three months after the date the Participant’s employment is terminated by reason of his retirement under the provisions of any qualified retirement plan that may be maintained by the Company or subsidiary or by reason of death, or the date which is twelve months after the date the Participant’s employment is terminated by reason of his becoming Disabled (within the meaning of Code section 22(e)(3)), or the date on which the Participant’s employment with the Company, including its subsidiaries, is terminated for any other reason;

(d)  in the case of a Non-Qualified Stock Option, the date which is the last date of the next trading window after such termination if terminated for any reason other than by reason of his becoming Disabled (within the meaning of Code section 22(e)(3)), his death or his retirement under the provisions of any qualified retirement plan that may be maintained by the Company or subsidiary; or

(e)  in the case of a Stock Appreciation Right, Stock Award or Performance Grant, the date on which the Participant’s employment with the Company, including its subsidiaries, is terminated for any reason other than by reason of his becoming Disabled (within the meaning of Code section 22(e)(3)), his death or his retirement under the provisions of any qualified retirement plan that may be maintained by the Company or subsidiary.

SECTION 4

Awards to Non-Employee Directors

4.1  Non-Employee Director Awards.  As of the date of the annual meeting of the Company’s stockholders in each calendar year during the term of the Plan, each Non-Employee Director serving as a Director of the Company on such date shall automatically be awarded a Stock Award for either delivery of the shares of Stock at the time of the grant or, at the Non-Employee Director’s election pursuant to subsection 4.5, deferred receipt of such Stock Award, upon the terms and conditions as determined by the Committee in its sole discretion at the time the Stock Award is awarded.  Dividend equivalents shall be paid on deferred Stock Awards.  In addition, the Committee shall also be able to make grants of Stock Options or additional Stock Awards to Non-Employee Directors at the times and in the amounts and subject to such other terms and conditions to be determined by the Committee in its sole discretion.

4.2  Option Price.  The purchase price of each share of Stock under a Stock Option granted under this Section 4 shall be equal to and shall never become less than the Fair Market Value of a share of Stock on the date on which the Stock Option is granted or, if greater, par value.  The purchase price shall be paid, upon exercise, in cash (including check, bank draft or money order), in shares of Stock (valued using the price of a share of Stock on the principal exchange on which the Stock is then traded at the time of exercise), or in any combination of cash and Stock.

4.3  Service Required for Exercise.  Each Stock Option granted to a Participant under this Section 4 shall become exercisable upon the Participant’s completion of two years of continuous service as a Non-Employee Director after the date of the grant or, if earlier, the date of the second annual meeting of the Company’s stockholders held after the date of the grant, provided the Participant has been in continuous service as a Non-Employee Director from the date of the grant to the date of such annual meeting.

4.4  Expiration of Non-Employee Director Awards.  All rights with respect to an Award under this Section 4 shall automatically terminate on the earliest of:

(a)  the date which is 10 years after the date of the grant; or

(b)  the date on which the Participant’s service to the Company as a Non-Employee Director terminates for any reason, except if the termination results by reason of the Non-Employee Director’s Retirement (as defined below), death or his becoming Disabled.

For purposes of this subsection 4.4, the term “Retirement” means (i) mandatory retirement pursuant to Board of Director policy; or (ii) termination of service with the Company at a time when the Participant would have been eligible for normal retirement or early retirement under the terms of the Stepan Company Retirement Plan for Salaried Employees, as then in effect, as if the Non-Employee Director were an employee of the Company.

4.5  Deferral. The Company or the Committee may establish a separate plan or program under which a Non-Employee Director may elect to defer the receipt of payment of a Stock Award when otherwise payable.  Any plan or program for deferral shall comply with the requirements of Code section 409A.

SECTION 5

Miscellaneous

5.1  Compliance With Applicable Laws and Withholding of Taxes.  Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.  Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares solely for investment and not for the purpose or with the intention of distributing the shares.  All Awards and payments under the Plan are subject to withholding of all applicable taxes, which withholding obligation shall be satisfied by the payment of cash or check payable to the Company, or through the surrender of shares of Stock which the Participant already owns or the withholding of shares of Stock to which a Participant is otherwise entitled under the Plan; provided, however, that, in the case of Awards under Section 3, satisfaction of withholding obligations by the surrender or withholding of shares of Stock shall be subject to the consent of the Committee.  In the case of a Participant who is subject to sections 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any Stock Appreciation Right awarded such Participant, or to any election by the Participant to satisfy tax withholding obligations with respect to Awards under Section 3 through the withholding or surrender of shares of Stock as the Committee, in its sole discretion, deems necessary or desirable to comply with section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.  To the extent not inconsistent with the foregoing provisions of this subsection 5.1, the Plan and each agreement entered into pursuant hereto shall be construed and administered in accordance with the laws of the State of Illinois without regard to its choice of law provisions.

5.2  Fair Market Value.  Subject to the provisions of subsection 1.5, for all purposes of the Plan, the term “Fair Market Value” as applied to a share of Stock means, as of any date, the average of the opening price and the closing price of a share of Stock on such day as reported on the principal exchange on which the Stock is then traded, or if Stock is not traded on that day, on the next preceding day on which Stock was traded.

5.3  Agreement With the Company.  At the time any Award is made under the Plan, the Participant shall be required to enter into a written or electronic agreement with the Company in a form specified by the Committee containing such terms and conditions, consistent with the Plan, as the Committee may, in its sole discretion, prescribe.

5.4  Procedure for Exercise.  Stock Options and Stock Appreciation Rights awarded under the Plan shall be exercised in whole or in part by filing a written or electronic notice with the Secretary of the Company at its corporate headquarters or with such other administrator. An exercise may be disallowed if it is not made in compliance with any applicable provisions of the Company’s Insider Trading Policy as in effect from time to time. In the case of the exercise of a Stock Option, such notice shall specify the number of shares of Stock which the Participant elects to purchase and shall be accompanied by payment of the purchase price for such shares.  In the case of the exercise of a Stock Appreciation Right, such notice shall designate the number of shares with respect to which the Participant elects to exercise such right.

5.5  Nontransferability.  Except as otherwise provided by the Committee, no Award under the Plan, and no interest therein, shall be transferable for value except by the Participant by will or by the laws of descent and distribution, or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code).  All Awards shall be exercisable during a Participant’s lifetime only by the Participant or the appropriate legal representative.  After a Participant’s death, Awards shall be exercisable, to the extent exercisable by the Participant on the date of the Participant’s death, by the executor or administrator of the Participant’s estate or by the person or persons who shall have acquired the Award from the Participant by bequest or inheritance, subject to the terms of the Plan and the agreement between the Company and the Participant evidencing such Award.

5.6  Employment and Stockholder Status.  The Plan does not constitute a contract of employment or continued service and participation in the Plan will not give any employee or Participant the right to be retained in the employ of the Company, including its subsidiaries, or the right to continue as a director of the Company, or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan prior to the issuance of Stock pursuant to the exercise thereof.  If the redistribution of shares of Stock is restricted pursuant to subsection 5.1, certificates representing such shares may bear a legend referring to such restrictions.

5.7  Termination Due to Misconduct.  If a Participant’s employment is terminated for gross misconduct, as determined by the Company, all rights under the Plan shall expire upon the date of such termination.  In addition, notwithstanding anything in the Plan to the contrary, any written or electronic agreement for an Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Securities Exchange Act of 1934 and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Stock may be traded.

5.8  Term of the Plan.  The Plan was adopted by the Board of Directors on March 18, 2011, subject to the approval of the stockholders of the Company as set forth in subsection 1.2 and shall be effective as of the Effective Date.  No Awards shall be granted under the Plan after December 31, 2019 or, if earlier, the date on which the Plan is terminated pursuant to subsection 5.9.

5.9  Amendment and Termination of the Plan.  Subject to the following provisions of this subsection 5.9, the Board of Directors of the Company may at any time and in any manner amend, suspend or terminate the Plan; provided, however, that no such amendment, suspension or termination shall:

(a)  be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any national securities exchange or national securities association on which the shares of Stock may be traded; or

(b)  impair the rights of Participants with respect to Awards previously granted under the Plan without the consent of the holder thereof.

5.10  Application of Section 409A.  Unless a Participant elects to defer the receipt of payment of a Performance Grant as provided in subsection 3.8(e) or a Stock Award as provided in subsection 4.1, awards under the Plan are not intended to provide for the deferral of compensation within the meaning of Code section 409A or the regulations promulgated thereunder. The Plan shall be interpreted, construed and administered in a manner consistent with this intent. Notwithstanding any other provision of the Plan, the Company does not guarantee any particular tax result for any Participant or beneficiary with respect to participation in or payments under the Plan, and each Participant or beneficiary shall be responsible for any taxes imposed on the Participant or beneficiary with respect to such participation or payments under the Plan.

5.11 International Participants.  The Committee may provide for the participation in the Plan of Participants who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to accommodate differences in local law, tax policy or custom and, in furtherance of such purposes, the Committee may approve such supplements to or amendments, restatements, alternative versions or subplans of the Plan as may be necessary or appropriate to comply with the laws of other countries or jurisdictions in which the Company itself or through its subsidiaries operates or has employees.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Notice of Annual Meeting, Proxy Statement and Proxy Card; 2015 Annual Report; and Form 10-K are available at: www.edocumentview.comiSCL V PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V Stepan 5, Proxy — Stepan Company Notice of Annual Meeting of Stockholders to be held April 26, 2016 This proxy is solicited on behalf of the Company’s Board of Directors I, the undersigned, hereby appoint Scott D. Beamer and Kathleen O. Shedock, or either of them (the “Proxies”), with full power of substitution, to represent and Vote all shares that the undersigned is entitled to vote at the annual meeting of stockholders of STEPAN COMPANY on April 26, 2016, or at any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote on such other business as may propedy come before the meeting. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. (Continued and to be signed on reverse side.)

Stepan

IMPORTANT ANNUAL MEETING INFORMATION

Annual Meeting Proxy Card

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Michael R. Boyce	☐	☐	☐
02 - F. Quinn Stepan	☐	☐	☐
03 - Edward J. Wehmer	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 6 7 0 2 1 2

02APWC

Stepan S® 1111111 11111 MIII 11111 DIII 11111 11111 DIII 11111 11111 11111111 Using a black ink pen, mark your votes with an X as shown in x this example. Please do not write outside the designated areas, Annual Meeting Proxy Card V PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V fl Proposals — The Board of Directors recommends a Vote ER all nominees and EQR Proposals 2, 3 and 4. 1. Electon of Directors: For Against Abstain For Against Abstain 01 - Michael R. Boyce J J J 02 - F. Quinn Slepan J J J 03 - Edward J. Wehmer 2. Approve material terms for qualified performance-based compensation under the Stepan Company 2011 Incentive Compensation Plan, As Amended 3. Advisory resolution to approve executive compensation. 4. Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016. fl Authorized Signatures — This section mu st be completed for you r Vote to be counted. — Date and Sign Below Please date and sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/ddlyyyy) — Please print date below. I// I Signature 1 — Please keep signature within the I Signature 2 — Please keep signature within the box. . 1UPX 2670212 + IMPORTANT ANNUAL MEETING INFORMATION j For Against Abstain ccc For Against Abstain ccc For Against Abstain For Against Abstain ccc 02APWC